RECORD MANUFACTURING AND DISTRIBUTION AGREEMENT

This Record Manufacturing and Distribution Agreement ("Agreement") is made as of this 27th day of February, 2012 between Fontana Distribution, LLC, with offices at 111 Universal Hollywood Drive, Universal City, California 91608 (hereinafter referred to as "Fontana") and Seven Arts Music, Inc. a wholly owned subsidiary of Seven Arts Entertainment, Inc., a Nevada corporation, with offices at 8439 Sunset Boulevard, 4th Floor, West Hollywood, California 90069 (hereinafter referred to as "you").

1. **DISTRIBUTION TERM**

1.01. (a) The initial period of this Agreement (hereinafter referred to as the "Initial Period") will commence on the date hereof and will continue for a period of three (3) Contract Years, unless earlier terminated or further extended in accordance with the terms set forth herein. As used herein, "Contract Year" shall mean each twelve (12) consecutive month period of the Term, unless earlier terminated or further extended in accordance with the terms hereof.

(b) Notwithstanding anything to the contrary contained herein, without limitation of any of Fontana's rights and remedies set forth herein, if any Debt owed by you to Fontana remains unrecouped as of the date that the Term is terminated or would otherwise expire, at Fontana's election, the Term may be extended until the end of the billing month following the billing month in which such Debt has been entirely recovered by Fontana or otherwise repaid by you.

2. **FONTANA'S RIGHTS**

2.01. During the Term, Fontana will have the exclusive right in the Territory to manufacture (or cause the manufacture of as provided for in paragraph 9.01 below) and distribute any and all Records embodying Masters that during the Term are owned or controlled, in whole or in part, directly or indirectly, by (a) you; and/or (b) any present or future holders of a majority of your capital stock or membership interests or other equity securities; and/or (c) any corporation or other Person owning or controlling any of the foregoing or having or controlling a financial interest in all or any part of the recording and/or distribution rights of the foregoing (but excluding any Persons holding solely economic, non-controlling capital stock or membership interests, and excluding any corporation or Person in which you hold solely economic, non-controlling capital stock or membership interests). The Persons described in clauses (a)-(c) of the immediately preceding sentence (other than you) are sometimes hereinafter referred to as "your Affiliates," and the Records described in the immediately preceding sentence are sometimes hereinafter referred to as "your Records." For the avoidance of doubt, any of your Records not available to Fontana upon the commencement of the Term by reason of such Records having been previously licensed to a third party for distribution in the Territory prior to the commencement of the Term shall become subject to the terms and conditions of this Agreement if during the term hereof such third party licenses expire or otherwise terminate and the Records otherwise covered thereunder revert to you. Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that no rights are being granted herein with respect to Records owned or controlled by Top Sail Productions or Big Jake Music.

2.02. (a) Fontana will have the exclusive right to sell and distribute your Records throughout the Territory in any and all media including without limitation:

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(i) The right to distribute your Records to wholesale and retail outlets in the Territory for sale through normal distribution channels and to solicit and fulfill orders for such Records. For the avoidance of doubt, distribution of your Records by Universal Music Christian Group to wholesale and retail outlets in the United States for sale through the so-called "Christian Bookstores," churches and related and associated wholesale and retail outlets ("CBA Channels") shall be deemed to be distribution through normal distribution channels.

(ii) The right to all other types of non-traditional sale and exploitation of Records including without limitation record clubs, mail order operations, jukebox use and, subject to your prior written consent the licensing of your Records or individual Masters to third parties for use in audiovisual works (e.g. motion pictures, television productions, videogames, etc.).

(iii) The right to distribute your Records in the Territory directly to consumers by any and all media including without limitation via Electronic Transmission.

(b) Notwithstanding the foregoing, you and Fontana hereby agree that you may:

(i) sell your Records in physical configurations only through non-traditional channels that Fontana does not then currently service (e.g. toy stores, drugstores) and direct to consumers via direct response and from your proprietary websites and/or your artists' websites subject to the following:

(A) In each instance before servicing such an account you notify Fontana in writing of your intent to service such account and Fontana elects not to service such account. In the event that Fontana subsequently begins to service such account, Fontana's rights with respect to such account shall automatically become exclusive with respect to the distribution of your Records on a prospective basis.

(B) you shall obtain from inventory held by Fontana all Records to be sold pursuant to this section 2.02(b) in accordance with Fontana's then-current inventory-order or so-called "free good" policy, and you shall pay all applicable manufacturing and shipping costs in connection therewith, including a fee of one dollar ($1.00) per unit for Records shipped to you.

(ii) sell your Records in physical configurations and via Electronic Transmission as premiums bundled with motion pictures, provided that you and Fontana shall negotiate reasonably in good faith the fees payable to Fontana in connection therewith.

(iii) license the Masters embodied in your Records to third parties for use in compilation or soundtrack Albums; provided, however, that you shall not license (A) any Master embodied in a Record hereunder for inclusion in a compilation or soundtrack Album to be released within twelve (12) months following Fontana's initial release date of your Record containing such Master; (B) more than two (2) Masters embodied in any single Record hereunder for use in any single compilation or soundtrack Album; or (C) more than four (4) Masters embodied in any of your Records hereunder for use in any single compilation or soundtrack Album.

(iv) distribute soundtrack albums through a "Major" (e.g. Warner Music Group, Sony, Universal Music Group, or EMI) distributor in the event the rights granted to you in

respect of the Masters comprising such soundtrack album are contingent upon the applicable Major distributor obtaining distribution rights to such soundtrack album. In such instance, you will provide Fontana with prompt notice of such excluded soundtrack album and the reasons therefor. Any such exclusion shall be in good faith and this provision shall not be used to circumvent the exclusive rights granted to Fontana hereunder.

2.03. (a) Notwithstanding anything to the contrary contained herein, Fontana will have the right, without liability to you and without limiting its other rights, to decline to distribute or to discontinue the distribution of any Record hereunder if, (i) in the opinion of Fontana's legal counsel, such distribution might violate a statute, law or regulation, or violate any rights of any Persons or entities, (ii) Fontana believes that its distribution of any of your Records hereunder would constitute a breach by you of any of your agreements, warranties or representations contained herein or (iii) Fontana reasonably deems the Record or the associated artwork to be offensive to reasonable standards of public morals.

(b) Notwithstanding anything to the contrary contained herein, if Fontana elects to decline to distribute or to discontinue the distribution of any of your Records hereunder pursuant to paragraph 2.03(a)(i) or (ii) above, then Fontana will promptly advise you after it has made such election and, subject to your repayment of any amounts incurred by Fontana in connection therewith, thereafter such Record shall be excluded from the definition of your Records hereunder and you may grant to any third party the right to distribute and sell such Record, provided that you and any such third party will sticker or otherwise mark or ensure, at your sole cost and expense, that any such Record is not returned to Fontana.

2.04. Fontana will have the non- exclusive right to publicize, advertise and exploit your Records and to cause or permit others to do so.

2.05. Fontana will have the right to perform your Records hereunder publicly and to permit the public performances thereof in any medium and by any means whatsoever, whether now or hereafter known for sales & promotional purposes only.

2.06. Fontana will have the non-exclusive right to use and publish and to permit others to use and publish your, each artist's and each producer's likeness, name, voice, sound effects and biographical material, or any reproduction or simulation thereof, in connection with Fontana's sale, advertisement, distribution and exploitation of your Records hereunder or to refrain therefrom.

2.07. You will concurrently herewith execute and deliver to Fontana a trademark license agreement in the form set forth as Exhibit "A" attached hereto and by this reference incorporated herein (the "Trademark License Agreement"). Pursuant to the terms and conditions of the Trademark License Agreement, Fontana will have the non-exclusive right to use your applicable trademark(s), service mark(s) or logo(s) during the full Term hereunder (and after such term to the extent Fontana has the right to continue to distribute your Records hereunder as provided below) at no additional cost to Fontana. Your submission of any material which includes your trademark(s), service mark(s) and/or logo(s) will be deemed to be instructions to Fontana for Fontana to use such trademark(s), service mark(s) and/or logo(s), as submitted.

3. **PAYMENTS/ACCOUNTINGS**

3.01. With respect to your Records distributed hereunder, no later than sixty (60) days after the end of the calendar month during which Fontana's normal billing month ends, Fontana will send you a statement covering the Net Proceeds (as hereinafter defined) earned by you during the billing month concerned, and will remit to you the Net Proceeds payable to you for such billing month. Fontana may at any time elect to utilize a different method of accounting so long as such method does not alter the net monies due you. "Net Proceeds" are calculated by deducting the following from Gross Billings and Net Receipts:

(a) Fontana's distribution fee (the "Distribution Fee"):

(i) On Net Billings in the United States: A Distribution Fee of fifteen percent (15%) of the Net Billings invoiced for your Records hereunder in connection with sales thereof in the United States during the Term, being net of reserves, and such Distribution Fee is inclusive of a charge for overhead, freight, and cash discounts.

(ii) On Net Billings in the United States CBA Channels: In lieu of the Distribution Fee set forth in paragraph 3.01(a)(i), Fontana will charge a Distribution Fee of twenty-five percent (25%) of the Net Billings invoiced for your Records hereunder in connection with distribution and sale thereof through CBA Channels in the United States during the Term, being net of reserves, and such Distribution Fee is inclusive of all charges for overhead, freight, and cash discounts.

(iii) On Net Billings in Canada: A Distribution Fee of twenty percent (20%) of the Net Billings invoiced for your Records hereunder in connection with sales thereof in Canada during the Term, being net of reserves, and such Distribution Fee is inclusive of a charge for overhead, freight, and cash discounts.

(iv) On Net Receipts in the United States: A Distribution Fee of fifteen percent (15%) of Fontana's Net Receipts received in connection with the exploitation of your Records by means of Electronic Transmission in the United States.

(v) On Net Receipts in Canada: A Distribution Fee of twenty percent (20%) of Fontana's Net Receipts received in connection with the exploitation of your Records by means of Electronic Transmission in Canada.

(b) Credits to customers for actual returns made during each billing month. Returns will first be applied against the most recent sales and then against reserves. If the amount of actual returns and/or credits exceed the amount of reserves held by Fontana (as set forth below) then, without limiting its other rights, Fontana will deduct the unrecovered portion from your Net Proceeds hereunder.

(c) A reserve against anticipated customer returns and credits of your Records distributed by Fontana during each billing month of the Term as provided herein:

(i) Subject to paragraph 3.01(c)(ii), Fontana shall calculate reserves as follows: (A) during the first nine (9) months of the term hereof the reserve shall equal twenty-five percent (25%) of the Gross Billings for each billing month thereof; and (B) commencing with the tenth (10th) month of the term hereof and with respect to each subsequent nine (9) month period thereafter, the reserve percentage shall be set at the

percentage equal to the percentage derived from dividing actual credits and customer returns during the immediately preceding nine (9) month period by the amount invoiced to Fontana's customers during that same nine (9) month period, rounded up to the nearest full percentage point, but in no event at less than twenty percent (20%). The balance of each such reserve, to the extent not reduced by actual customer returns and/or credits, will be liquidated and credited to your account at the end of the ninth (9th) billing month following the establishment of such reserve. For the avoidance of doubt, no reserves will be taken on sales of Records via Electronic Transmission.

(ii) Fontana reserves the right to alter the returns procedures set forth in paragraph 3.01(c)(i) as follows: (A) at any point during the Term, Fontana may adjust reserves and/or delay the liquidation thereof if in its business judgment, Fontana believes such measures are justified based on the so-called "sell-through" activity of your Records and/or the returns history of your Records; and (B) with respect to the last nine (9) billing months of the Term, Fontana shall have the right to withhold reserves (collectively, "Final Reserves") in excess of the percentages set forth in paragraph 3.01(c)(i) in an amount sufficient in Fontana's reasonable business judgment to cover anticipated returns and credits during such Contract Year and after the Term (it being understood that Final Reserves, then remaining, will be liquidated and credited to your account at the end of the ninth (9th) month after the Term). In establishing and liquidating reserves hereunder, Fontana will at all times use its reasonable business judgment, giving due consideration to SoundScan™ reports available to Fontana or equivalent retail sales reports, the amount of so-called "re-orders" by accounts and the actual returns history of your Records. Notwithstanding the foregoing, in the event you have entered into an agreement with a major distributor or a well-funded nationwide independent distributor approved by Fontana for distribution of your Records after the Term in which the new distributor has agreed in writing to accept all returns of your Records and hold Fontana harmless in connection therewith, during each of the last nine (9) months of the Term, Fontana will have the right to take a reserve against anticipated customer returns and credits during and after the Term equal to the otherwise applicable normal monthly reserve. At the end of the Term, Fontana will liquidate seventy-five percent (75%) of such reserve to your account. The then remaining balance will be liquidated to your account within nine (9) months following the end of the Term.

(d) Any and all manufacturing charges and costs for any Records manufactured hereunder which have not been paid for by you.

(e) Any and all actual applicable taxes imposed on Fontana with respect to the manufacture, distribution and sale of Records hereunder (e.g., sales tax, VAT, etc.).

(f) Any and all actual co-op advertising approved by you. You hereby authorize Fontana to expend on your behalf up to five percent (5%) of the Gross Dealer Price invoiced hereunder on approved co-op advertising.

(g) Any and all unrecouped Advances.

(h) Any and all actual third party costs incurred by Fontana at your request or with your approval in connection with the marketing, promotion and advertising of your Records.

(i) Any and all other amounts due Fontana in accordance with Fontana's standard, then-current Rate Card, charges for handling fees, and any other service rendered by Fontana or product furnished by Fontana on your behalf hereunder in respect of your Records

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(e.g., for refurbishing, blisterpacking and collating, corner-cutting, preparing your Records for Electronic Transmission, supplying point-of-purchase materials to customers, excess inventory, etc.).

(j) Fontana's handling charges on a per-unit basis (excluding freight charges which you shall pay) in accordance with its then-current policies and procedures for servicing finished product in connection with record clubs, commercial free goods, promotional free goods and exports. Fontana shall have the right at all times, in its sole and absolute discretion, to amend or otherwise modify such policies and procedures, provided that such amendments or modifications shall apply to a majority of Fontana's distributed labels. Fontana will review and have approval authority over all free good orders.

(k) Any other amounts owed by you to Fontana in connection with this Agreement.

If, following the sixth (6th) month following the commencement of the Term, with respect to any billing month thereafter, the aggregate amounts set forth in section 3.01 above for such month exceeds the aggregate amount of the Gross Billings and the liquidated reserves for such month, you will pay the amount of such excess to Fontana within thirty (30) days after receipt of your statement covering the excess owed by you during the billing month concerned or, if you fail to pay Fontana in accordance with the foregoing, the amount of such excess shall be a direct Debt from you to Fontana, which among its other remedies (including, without limitation, the right to withhold any payments otherwise due to you or to terminate this Agreement) Fontana may deduct from any monies payable to you hereunder.

3.02. Net Proceeds for Records sold for distribution or exploited outside the United States ("foreign sales") will be computed in the same national currency and at the same rate of exchange as Fontana is accounted to by its licensees with respect to the sale or exploitation concerned and will be subject to costs of conversion and any taxes applicable to Net Proceeds remitted by or received from foreign sources. Net Proceeds on Records sold or exploited outside the United States are not due and payable by Fontana until payment therefor has been received by Fontana in the United States in U.S. dollars. For purposes of accounting to you, Fontana will treat any foreign sale as a sale made during the same billing month in which Fontana receives its licensee's accounting for that sale. If Fontana does not receive payment in the United States in U.S. Dollars and is required to accept payment in a foreign country or in a foreign currency, Fontana will deposit to your credit (at your request and expense) in such currency in a depository selected by you in the country in which Fontana accepts payment of your share of Net Proceeds due and payable with respect to such sales. Such deposit will fulfill Fontana's obligations in connection therewith. If any law, government ruling or other restriction affects the amount that a Fontana licensee can remit to Fontana, Fontana may deduct from your Net Proceeds an amount proportionate to the reduction in such licensee's remittances.

3.03. In the event that Fontana exploits or licenses to third parties any of your Masters (or portions thereof) or Records in accordance with Paragraph 2.02(a)(ii) above, in lieu of the Distribution Fee set forth hereinabove, Fontana will be entitled to twenty-five percent (25%) of the Net Receipts received by Fontana in connection with such exploitation or use, and the balance will be credited to your account.

3.04. In the event that Fontana sells your Records hereunder as cutouts, distress or scrap which Fontana will not do without your prior written approval except as set forth in Section 5 below or in accordance with the terms and provisions of the Security Agreement, in lieu of the

Distribution Fee set forth hereinabove, Fontana will deduct an amount computed by multiplying Fontana's Net Receipts with respect to such sales by a percentage equal to or less than the otherwise applicable Distribution Fee. The balance will be credited to your account.

3.05. (a) All accounting statements rendered by Fontana will be conclusively binding upon you and not subject to any objection by you for any reason unless specific objection in writing, stating the basis thereof, is given to Fontana within two (2) years from the date such statement is rendered and an audit pursuant to paragraph 3.05(b) for that statement is completed within six (6) months after such objection notice is given. Failure to make such written objection or conduct the audit within said time periods will be deemed to be your approval of such statement, your waiver of such audit rights, and your waiver of the right to sue Fontana for additional Net Proceeds in connection with the applicable accounting period. Each statement will be deemed rendered when due unless you notify Fontana that the applicable statement was not received by you and such notice is given within ninety (90) days after the applicable due date specified in paragraph 3.01 above, in which event the statement will be deemed rendered on the date actually sent by Fontana. You will not have the right to sue Fontana in connection with any Net Proceeds accounting, or to sue Fontana for monies due on account of the exploitation of your Records hereunder during the period a Net Proceeds accounting covers, unless you commence the suit within three (3) years after the date the statement is rendered for the applicable period.

(b) You may, at your own expense, audit Fontana's books and records directly relating to this Agreement that report the sales of Records. You may make such audit only for the purpose of verifying the accuracy of statements sent to you hereunder and only as provided herein. You may initiate such audit only by giving notice to Fontana at least thirty (30) days prior to the date you intend to commence your audit. Your audit will be conducted by a reputable independent certified public accountant experienced in recording industry audits in such a manner so as not to disrupt Fontana's other functions and will be completed promptly. You may audit a particular statement only once and only within two (2) years and six (6) months after the date such statement is rendered as provided in paragraph 3.05(a) above. Your audit may be conducted only during Fontana's usual business hours and at the place where it keeps the books and records to be examined. You will not be entitled to examine any records that do not specifically report sales of Records or free distribution of Records on which Net Proceeds are payable hereunder. Notwithstanding the foregoing, you will be permitted to examine records that reflect the number of Records that are manufactured hereunder and any credits or rebates that are given in respect of such Records for each accounting period that is the subject of the audit. You will not audit Fontana's books and records more than once during any Contract Year and not more than once following the expiration or earlier termination of the Term. Your auditor will review his or her tentative written findings with a member of Fontana's finance staff designated by Fontana before rendering a report to you so as to remedy any factual errors and clarify any issues that may have resulted from misunderstanding.

3.06. Fontana shall not be obligated to remit Net Proceeds to you with respect to any billing month during the Term hereof if the Net Proceeds in respect of the billing month concerned are less than One Thousand Dollars ($1,000.00). In such event, the amount of Net Proceeds withheld by Fontana shall be credited to your account hereunder and will be paid to you no later than sixty (60) days after the end of the calendar month during which Fontana's normal billing month ends with your account reflecting a Net Proceeds balance in excess of One Thousand Dollars ($1,000.00).

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4. **YOUR OBLIGATIONS**

4.01. You represent and warrant that none of your Records have heretofor been released by you or any third-party.

4.02. You will supply Fontana, pursuant to the schedule and specifications designated by Fontana, material for insertion in Fontana's sales publication(s), if any. Such material will be printed, in an amount determined by Fontana, at Fontana's sole cost and expense. If you desire Fontana to utilize special marketing aids, such as stickers, T-shirts, or otherwise in connection with your Records distributed hereunder, then Fontana, in its sole discretion, may elect to do so, provided that you will bear all of the costs attendant thereto. No later than three (3) months prior to the contemplated commercial release date for each of your Records to be Delivered by you hereunder, you shall furnish to Fontana a marketing plan and accompanying budget with respect to all costs of marketing, promotion, publicity and advertising for the Record concerned in the United States. Each marketing plan to be furnished by you shall consist of information and materials that are customarily included in marketing plans created by record companies (e.g., artist biographical information, radio and video promotion, print, television and radio advertising, publicity, tour marketing, new media).

4.03. Subject to paragraph 9.01 hereunder, in the event Fontana does not manufacture your Records hereunder, you will cause the applicable manufacturer to deliver to Fontana's warehouses, freight prepaid, such stocks of your Records (including, without limitation, packaging and artwork) as will be required to ensure that Fontana has adequate stocks of your Records as required for distribution hereunder. You will bear the risk of loss of your Records hereunder during such time or times as such Records are not in Fontana's physical possession. With respect to any such loss while your Records are in the physical possession of Fontana, Fontana's sole liability shall be payment to you of the Replacement Cost of such of Records. Notwithstanding the foregoing, Fontana shall not be responsible for inventory shrinkage up to three percent (3%) of the number of units of Records manufactured hereunder or received pursuant to this paragraph 4.03 in any Contract Year of the Term hereof. With respect to inventory shrinkage in excess of three percent (3%), Fontana's sole liability shall be payment to you of the Replacement Cost of such units of Records. As used in this Agreement, "Replacement Cost" shall mean the price paid by or charged to you for pressing or duplicating such units of Records including shrink wrapping, covers, sleeves, labels and similar accessories or inserts and applicable shipping costs, without any margin of profit to you.

4.04. Promptly after Fontana's request, you will, at your sole expense, remove from Fontana's warehouse, or order the destruction of, the stock of any "surplus" Records (as defined below). You will be deemed to have ordered the destruction of surplus stock within thirty (30) days after the date of Fontana's request to remove such "surplus" Records, unless Fontana receives from you within said thirty (30) day period, written instructions for the immediate delivery of such stock to a public warehouse or other non-Fontana location at your expense.

4.05. You will Deliver to Fontana for distribution hereunder no fewer than four (4) newly recorded and previously unreleased Albums during each Contract Year (the "Minimum Product Commitment"). If as of the date thirty (30) days prior to the end of any Contract Year you have failed to Deliver the Minimum Product Commitment for such Contract Year, Fontana may, at its sole discretion, and without limiting its other rights and remedies, either terminate the Term of this Agreement in accordance with paragraph 7.14 hereunder or suspend the running of the Contract Year then in effect until you have completed Delivery of the Minimum Product Commitment and extend the expiration of the Term for the length of such suspension. If

Fontana elects to suspend the running of a Contract Year as provided hereinabove, Fontana may at any time thereafter (provided you have not then satisfied your Minimum Product Commitment for the Contract Year concerned) elect to terminate the Term of this Agreement by sending written notice to you, in which event the Term hereof will be deemed to be terminated as of the date of such notice from Fontana. If the Term of this Agreement is so terminated, Fontana will have the right to deduct any and all amounts due and owing Fontana from your Net Proceeds and/or from any monies otherwise payable to you. If the foregoing is insufficient to pay your outstanding Debt to Fontana, then, without limiting Fontana's other rights, Fontana will have the right to secure payment from you of any and all outstanding Debt in accordance with the procedures set forth herein. For the avoidance of doubt, Fontana's exercise of its rights under this paragraph 4.05 shall not preclude it from exercising its rights in accordance with paragraph 5.01 hereunder, or vice versa.

4.06. Prior to the commercial release by Fontana of any of your Records hereunder, you will cause the catalogue numbers contained on your Records to conform to Fontana's catalogue numbers, and you will be responsible for all costs in connection therewith. Moreover, you will cause the containers of your Records to conform to Fontana's bar coding requirements at your sole cost and expense.

4.07. (a) The parties hereto agree that any press release or releases to be issued announcing the consummation of the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof, and the parties agree not to issue any such press release or make any related public statement prior to the effective date of this Agreement without the mutual agreement of the other party, except as may be required by applicable law, court process or by any regulatory or other governmental agency.

(b) Neither party hereto shall disclose the terms of this Agreement to any other Person (other than to those of their respective employees, agents and attorneys who have a need to know such information), except as may be required by applicable law, court process or by any regulatory or other governmental agency (in which event the disclosing party will use reasonable efforts to advise the non-disclosing party of such required disclosure so that the non-disclosing party may have an opportunity to seek a protective order or other appropriate remedy to prevent or limit such disclosure). Notwithstanding the foregoing, an inadvertent failure to comply with this provision which does not result in a material disclosure of the terms of this Agreement shall not constitute a breach of this Agreement, unless repeated failures form a pattern of non-compliance. In the event either party elects to terminate the Term of this Agreement by reason of the other's breach of the provisions of this paragraph 4.07(b), the non-breaching party shall, without limiting any of its other rights and remedies hereunder, notify the breaching party of such breach, in writing, and the Term of this Agreement shall terminate on the earlier of: (i) the last day of the twelfth (12th) calendar month immediately following the date of the non-breaching party's termination notice; or (ii) the last day of the month during which you either assume your own manufacturing and distribution of your Records or secure the manufacturing and distribution services of a third party.

4.08. You will be fully responsible for the following obligations and will directly pay all third party costs incurred in connection with such obligations:

(a) Royalties and other payments to the artist, producers and any other third party royalty participant which may become due and payable with respect to Records distributed by Fontana hereunder;

(b) All recording and production costs incurred with respect to the Records distributed hereunder and any and all applicable union or guild payments including so-called "per-record" or trust fund payments;

(c) Any and all sales, use or other taxes levied on any of the sums payable to you hereunder which have not been previously deducted by Fontana from your monthly accountings;

(d) Any and all costs incurred with respect to the manufacture and pressing of Records distributed hereunder in the Territory, including without limitation, costs incurred with respect to discs, vinyl, tapes, and boxes;

(e) Any and all costs incurred with respect to the manufacture of jackets for Records distributed hereunder in the Territory, including without limitation, costs incurred with respect to album artwork, sleeves, color separations, liners, "Fontana" CD top-spine inserts which are required hereunder and in connection with which, Fontana will, at your request, provide artwork, and other inserts, if any;

(f) All costs and expenses with respect to marketing and promotion of your Records, including without limitation the hiring and maintenance of staff and contractors and producing videos; and

(g) All Mechanical Royalties payable to publishers with respect to the Musical Compositions embodied on Records distributed hereunder in the Territory, as further set forth in Article 6 hereinbelow.

4.09. Notwithstanding anything to the contrary contained herein, if you fail to timely pay any of the uncontested costs or expenses referred to in paragraph 4.08, above, Fontana may, at its sole discretion, following notice to you, pay on your behalf any of the costs or expenses referred to in paragraph 4.08 hereinabove. If Fontana pays any such costs or expenses, which it will be under no obligation to do, such amounts will be a direct Debt from you to Fontana, which among its other remedies (including, without limitation, the right to withhold any payments otherwise due to you or to terminate this Agreement) Fontana may deduct from any monies payable to you hereunder.

4.10. It is expressly understood that throughout the term of this Agreement, you will: (a) be actively involved in the record business; (b) maintain a full staff of employees; and (c) be responsible for and will perform all functions of an independent record company, other than that of "distributor" of Records, including, without limitation, all so-called "A&R" functions and the promotion and marketing of Records. In the event you fail to comply with any aspect of this paragraph 4.10, Fontana will have the right, without limiting its other rights, by giving you written notice thereof, to terminate this Agreement. In the event Fontana so terminates this Agreement, it will continue to have all of its rights, as if this Agreement were terminated or expired in accordance with any of the other provisions hereof.

4.11. You shall provide Fontana with up to two hundred fifty (250) copies of each of the Records to be distributed hereunder upon initial release (as such term is generally understood in the recording industry) thereof for internal and promotional use, only, by Fontana's personnel. Such Records shall be furnished without cost to Fontana and shall not be considered Records distributed hereunder for any purpose.

4.12. In order to secure the payment and performance in full of all of your obligations to Fontana hereunder, including your obligation to pay all amounts due Fontana hereunder, you will concurrently herewith execute and deliver to Fontana a security agreement in the form set forth as Exhibit "B" attached hereto and by this reference incorporated herein (the "Security Agreement").

4.13. You acknowledge that in the event that you are not a member of the Recording Industry Association of America ("RIAA") throughout the term of this Agreement, Fontana may be required to pay dues to the RIAA based on sales of your Records, in addition to the dues Fontana would be required to pay otherwise. Accordingly, in the event that Fontana is required to pay dues to the RIAA based on sales of your Records, then with respect to each calendar year (or portion thereof) of the term of this Agreement, you shall either: (a) become and remain a member in good standing of the RIAA and pay all dues assessed or required to be paid by you with respect to such RIAA membership during said period; or (b) in the event that for any portion of the Term you are not a member in good standing of the RIAA and/or do not pay said dues, and Fontana is required to pay such dues on your behalf, then Fontana shall deduct an amount equal to all such dues from any payments due hereunder. In addition to the foregoing, you agree that you shall comply with RIAA regulations and Universal Music Group's customary practices, including without limitation, those pertaining to the stickering of certain Records with a parental advisory warning.

4A. <u>FONTANA'S OBLIGATIONS</u>

4A.01 With respect to each Record delivered by you to Fontana hereunder, subject to the terms and conditions of this Agreement, Fontana shall provide the following services: (a) soliciting sales of Records to customers selected by Fontana in the Territory consistent with its business practices; (b) warehousing a reasonable amount of inventory; (c) accepting and processing of returns of Records; (d) billing and collection for Records shipped by Fontana.

5. <u>TERMINATION</u>

5.01. At the end of each Contract Year of the Term hereof, Fontana will review and analyze the Net Billings (after the deduction of reserves) in the United States attained by Fontana of your Records hereunder. Fontana will have the right, upon written notice to you within thirty (30) days after the end of each such Contract Year, to terminate the Term of this Agreement if Fontana does not attain U.S. Net Billings during such Contract Year in the amount of Five Hundred Thousand Dollars ($500,000.00). If the Term of this Agreement is so terminated, Fontana will have the right to deduct any and all amounts due and owing Fontana from your Net Proceeds and/or from any monies otherwise payable to you. If the foregoing is insufficient to pay your outstanding Debt to Fontana, then, without limiting Fontana's other rights, Fontana will have the right to secure payment from you of any and all outstanding Debt in accordance with the procedures set forth herein.

5.02. Upon the expiration or termination of this Agreement and notwithstanding anything to the contrary contained herein, Fontana will have the right to secure payment from you of any outstanding Debt, and will have, without limitation, each and every one of the following remedies:

(a) Fontana may recover any Debt from any monies otherwise payable to you hereunder, including without limitation, Net Proceeds.

(b) If Fontana has made at least one (1) attempt to recover all such Debt pursuant to the remedy provided in paragraph 5.02(a) hereinabove, but such attempt is unsuccessful for any reason, Fontana may require you to pay Fontana any such Debt upon thirty (30) days notice.

(c) If Fontana has made at least one (1) attempt to recover all such Debt pursuant to the remedy provided in paragraph 5.02(a) hereinabove and at least one (1) attempt to recover all such Debt pursuant to the remedy provided in paragraph 5.02(b) hereinabove, but such attempts are unsuccessful for any reason, Fontana will have the right to sell your inventory (and subsequent returns) at whichever price Fontana in its sole discretion determines.

(d) Fontana will have the right, without limiting its other rights or remedies, at its sole discretion, to continue to manufacture and distribute your Records which had previously been distributed under this Agreement, until such time as you have paid Fontana the full amount of such Debt or, in the alternative, until Fontana has recouped the full amount of such Debt out of your Net Proceeds.

(e) Fontana may exercise whatever remedies are available to it under the Security Agreement.

5.03. After the expiration or termination of this Agreement for whatever reason in accordance with the terms of this Agreement, you will be solely responsible for any and all returns of your Records from retailers, racks, one-stops or otherwise and you will indemnify and hold Fontana harmless with respect thereto. If, in Fontana's sole discretion, Fontana elects to accept returns of your Records after the expiration or termination of the Term hereof, and said returns exceed the reserves then held by Fontana (as set forth above), Fontana will deduct the unrecovered portion from any and all monies otherwise due and owing you hereunder, or in the alternative, you will pay such sums within thirty (30) days following Fontana's written demand therefor.

5.04. Notwithstanding anything to the contrary contained herein, in the event of the termination or the expiration of the term of this Agreement for any reason whatsoever in accordance with the terms of this Agreement, the Security Agreement (including the security interest thereunder) will continue in full force and effect until all obligations thereunder are satisfied.

5.05. Upon the expiration or termination of this Agreement for whatever reason in accordance with the terms of this Agreement, Fontana will have the non-exclusive right for a period of six (6) months in which to fulfill any orders for your Records that were placed during the Term and to sell off its existing inventory of Records hereunder (hereinafter referred to as "Sell-Off Period") pursuant to the same terms and conditions contained herein, unless you have entered into an agreement with a bona fide third-party distribution company ("Successor Distributor") for the distribution of your Records after the Term who has agreed in writing to accept all returns of your Records after the term of this Agreement and indemnify and hold Fontana harmless in connection therewith, in which case there shall be no Sell-Off Period.

5.06. Upon the expiration of the Term or the Sell-Off Period, as applicable, but subject to payment of all outstanding Debt to Fontana hereunder and subject to your full compliance with all of your obligations, you will have a period of thirty (30) days following such expiration to order Fontana either to destroy all Records, parts, labels, inventory and other materials then in its possession, or to deliver to you, at your sole expense, all of Fontana's inventory of your

Records then on hand (and subsequent returns), and related materials (including, without limitation, parts, labels, etc.). All such Records will have the corners cut and be marked accordingly to ensure that no such Records are returned to Fontana. If, within thirty (30) days after the date of such expiration, you have not given Fontana delivery instruction for such stocks, Fontana will have the right to:

(a) destroy such stock on your behalf at your expense;

(b) charge you the cost of warehousing such Records until you accept delivery of same.

6. **REPRESENTATIONS AND WARRANTIES**

(a) You hereby represent and warrant as follows:

6.01. You are not and will not be under any disability, restriction or prohibition in respect of your rights to execute this Agreement and perform your obligations hereunder or to grant to Fontana the rights granted herein.

6.02. You will timely pay all royalties to the copyright owners in respect of the Musical Compositions and other copyrighted materials embodied on your Records, and you will indemnify and hold harmless Fontana and its licensees from and against any obligation or liability to pay said royalties. At Fontana's request, you agree to furnish Fontana with copies of the mechanical licenses for all such Compositions or with letters from the publishers concerned certifying that appropriate licenses have been or will be issued.

6.03. You will make all payments which may be required based on the sale of your Records to any applicable union or guild agreement (including, but not limited to, the American Federation of Musicians and the American Federation of Television and Radio Artists), to a trustee, agent or fund under any successor agreement, and all similar charges or payments, and you will hold Fontana free and harmless from any obligations to pay such sums.

6.04. Fontana will not be required to make any payments of any nature (including, without limitation, royalties to the artists or producers) for, or in connection with, the acquisition, exercise or exploitation of any and all rights granted to Fontana hereunder, except as specifically provided to the contrary herein.

6.05. You have and will have the right to mechanically record the selections embodied on your Records. Neither the Masters embodied on your Records, nor the performances embodied thereon, nor any other Materials as hereinafter defined, nor any authorized use thereof by Fontana or its grantees, licensees or assigns, will violate or infringe the rights of any third party. "Materials" as used herein means: all Musical Compositions and other copyrighted materials; each name or sobriquet used by you, any artist (individually or as a group) or any individual producer; and all other musical, dramatic, artistic and literary materials, ideas and other intellectual properties furnished or selected by you, any artist (individually or as a group) or any individual producer and contained in or used in connection with any Records distributed hereunder or the packaging, sale, distribution, advertising, publicizing or other exploitation thereof.

6.06. All recording costs and expenses incurred with respect to the making or acquiring of such Records have been and will be fully, completely and timely paid by you, and Fontana will be held free and harmless from the obligation to pay any such costs and expenses.

6.07. You are, and for so long as Fontana shall have distribution or other exploitation rights hereunder shall be, the sole and exclusive owner or the exclusive licensee of all right, title and interest, under copyright and otherwise, in and to your Records and the Masters embodied thereon.

6.08. Neither you nor your Affiliates have sold, assigned, transferred, conveyed, leased, licensed, granted a security interest in or otherwise disposed of, neither you nor your Affiliates will sell, assign, transfer, convey, lease, license, grant a security interest in or otherwise dispose of your Records covered by this Agreement or your rights therein and thereto, or any of them, adverse to or derogatory of the rights granted to Fontana herein. Prior to the date hereof and during the Term, neither you nor your Affiliates have authorized nor will you or your Affiliates authorize any other Person to sell, distribute or otherwise exploit your Records in the Territory in contravention of Fontana's exclusive rights hereunder.

6.09. Neither you nor your Affiliates will enter into any agreement with any Person (other than Fontana) for the distribution, sale and other exploitation of any Masters embodying any performances contained on the Records hereunder, unless such agreement solely involves the distribution and sale of your Records outside the Territory or otherwise in accordance with paragraph 2.02(b) and 2.08(b) above.

6.10. You are the owner of any trademark or logo appearing on your Records and to be used by Fontana and no other Person has any interest therein.

6.11. (a) If applicable, the Masters hereunder and performances embodied thereon have been produced in accordance with the rules and regulations of the American Federation of Musicians, the American Federation of Television and Radio Artists and all other unions having jurisdiction.

(b) If applicable, each artist whose performances are contained on your Records hereunder is, and during the term hereof will remain or will promptly become and remain, a member in good standing of any applicable union and/or guild to the extent that you or Fontana may require such membership.

6.12. Fontana's exercise of any of the rights granted to Fontana hereunder will not violate any law or the rights of any Person, and you agree to indemnify and hold Fontana free and harmless from any claim brought against Fontana in connection with Fontana's exercise of any of its rights hereunder.

6.13. You are a duly formed and existing Nevada corporation.

6.14. Neither you nor your Affiliates nor any other entity owned or controlled by you has any agreement (written or oral) or has made any promise or is in any way obligated to anyone (including independent distributors) other than Fontana with respect to the exploitation of your Records in the Territory during the Term, and no agreement or promise, whether oral or written, will in any way impact upon or interfere with or impair this Agreement or Fontana's rights herein, or give anyone other than Fontana the right to distribute and sell your Records or to buy Records from you or any of the above in the Territory during the Term.

(b) Fontana hereby represents and warrants that (i) it is a duly formed and existing Delaware limited liability company and (ii) Fontana is not and will not be under any disability, restriction or prohibition in respect of its rights to execute this Agreement and perform its obligations hereunder.

7. **MISCELLANEOUS**

7.01. (a) You will at all times indemnify and hold Fontana harmless from and against any and all claims, damages, liabilities, costs and expenses, including legal expenses and reasonable outside attorney fees, arising out of any breach or alleged breach by you of any representation, warranty or agreement made by you herein. You will reimburse Fontana on demand for any payment made at any time after the date hereof with respect to any liability or claim in which Fontana or its licensees are entitled to be indemnified. You may participate in the defense of any such claim through counsel of your selection at your own expense, provided Fontana will have the right at all times, in its sole discretion, to retain or resume control of the action thereof. Fontana will have the right to withhold from any payments due an amount reasonably related to the potential liability of such claim, unless you make bonding arrangements, satisfactory to Fontana in its sole discretion, to assure Fontana of reimbursement for all damages, liabilities, costs and expenses (including direct out-of-pocket legal expenses and reasonable direct outside attorney fees) which Fontana or its licensees may incur as a result of that claim ("Bonding Arrangements"). At your written request, Fontana will release any such monies withheld if (a) no action has been commenced on such claims; and (b) no settlement discussions have taken place; and (c) no further demand has been made on the claim for a period of one (1) year after the date of the last claim, demand or settlement discussions, whichever last occurred. If Fontana pays more than Five Thousand Dollars ($5,000) in settlement of any claim, you will not be obligated to reimburse Fontana for the excess unless you have consented in writing to the settlement. If you do not consent to any settlement proposed by Fontana for an amount exceeding Five Thousand Dollars ($5,000), you will nevertheless be required to reimburse Fontana for the full amount unless you make Bonding Arrangements with respect to the claim concerned. Fontana will promptly notify you of any action commenced on any claim subject to your indemnity hereunder.

(b) Fontana will at all times indemnify and hold you harmless from and against any and all claims, damages, liabilities, costs and expenses, including legal expenses and reasonable attorney fees, arising out of any third party claims of breach or alleged breach by Fontana of any representation or warranty made by Fontana herein. Fontana will reimburse you on demand for any payment made by you at any time after the date hereof with respect to any liability or claim in which you are entitled to be indemnified. Fontana may participate in the defense of any such claim through counsel of its selection at Fontana's own expense, provided you will have the right at all times, in your sole discretion, to retain or resume control of the action thereof.

7.02. All notices required to be given to Fontana will be sent to Fontana at its address first mentioned herein, and all accounting statements and payments and any and all notices to you will be sent to you at your address first mentioned herein, or such other address as each party respectively may hereafter designate by notice in writing to the other. All notices sent under this Agreement will be in writing and, except for accounting statements, will be sent by personal delivery, registered or certified mail (return receipt requested) or express delivery service (e.g., Federal Express, UPS) and the day of mailing of any such notice will be deemed the date of the giving thereof (except notices of change of address, the date of which will be the

date of receipt by the receiving party). Facsimile transmissions and electronic mail will not constitute valid notices hereunder, whether or not actually received. All notices to Fontana must be sent to the attention of the President. Any notice to Fontana must be sent to Fontana Distribution, LLC, and to no other affiliate or related company. A copy of each notice sent to Fontana must also be sent to the attention of the General Counsel, Executive Vice President, Business & Legal Affairs, Universal Music Group, 2220 Colorado Avenue, Santa Monica, California 90404.

7.03. Neither you nor Fontana will be deemed in default hereunder if either your or Fontana's obligations hereunder, as applicable, are delayed or become impossible or impractical by reason of any act of God, war, fire, earthquake, strike, sickness, accident, civil commotion, epidemic, act of government or governmental instrumentality (whether federal, state, local or foreign), failure of technical facilities, failure or delay of transportation facilities, shortage of raw materials, or any other cause of a similar or different nature beyond your or Fontana's control (hereinafter called a "force majeure contingency").

7.04. Upon the happening of any force majeure contingency Fontana may, in addition to any other rights or remedies it may have hereunder or otherwise, elect by notice to you to suspend the term of this Agreement for the duration of said force majeure contingency. In the event of any such suspension, specific date, period and time requirements referred to herein will be postponed or extended accordingly, provided, however, that if reasonably practical, Fontana shall continue to report to you and pay you in accordance with the terms of this Agreement.

7.05. (a) Fontana may assign its rights under this Agreement, in whole or in part, to any subsidiary, affiliated or controlling corporation, to any Person owning or acquiring a substantial portion of the stock or assets of Fontana, or to any partnership or other venture in which Fontana has a meaningful interest, and such rights may be assigned by any assignee. Fontana may also assign its rights to any of its licensees, if advisable in Fontana's sole discretion to implement the license granted. Subject to the provisions of paragraph 7.05(b) hereinbelow, you may not assign your rights hereunder in whole or in part to any Person without the express prior written consent of Fontana, not to be unreasonably withheld.

(b) Fontana shall have the option, but not the obligation, to terminate this Agreement, in the event that control of you is acquired by any competitor of Fontana. For the purposes of this Agreement, a "competitor" of Fontana shall include, but not be limited to, music companies (including, but not limited to, any company that is in the business of recording, licensing, exploiting, distributing or facilitating the distribution of musical sound recordings or Musical Compositions). Furthermore, in the event that you are acquired by any Person, neither you nor the acquiring Person shall change the primary trademarks and service marks associated with any service which encompasses any activity authorized by you under this Agreement, without the consent of Fontana in its discretion. Acquisition of control, for the purposes of this Agreement, shall mean any transaction or related group of transactions in which a Person (other than you) acquires the ownership of more than fifty percent (50%) of your voting stock or membership interests or acquires the ability to control the conduct of your business.

7.06. (a) In the event of your dissolution or the liquidation of your assets, or the filing of a petition in bankruptcy or insolvency or for an arrangement or reorganization, by, for or against you, or in the event of the appointment of a receiver or a trustee for all or a portion of your property, or in the event that you will make an assignment for the benefit of creditors, commit any act for, or in, bankruptcy or become insolvent, or in the event you will fail to fulfill

any of your material obligations under this Agreement for any other reason (subject to the notice-and-cure provisions hereunder) or in the event any payment to you by Fontana under this Agreement becomes subject, in any manner, to anticipation, alienation, sale, transfer, assignment (except as permitted pursuant to this Agreement), levy, pledge, encumbrance or charge, or to attachment, garnishment or other legal process, or you materially change the scope and nature of your record operations, then at any time after the occurrence of any such event, in addition to any other remedies which may be available, Fontana will have the right to terminate the term of this Agreement upon written notice to you. The foregoing notice provision does not apply to any voluntary dissolution or liquidation of your assets.

(b) You hereby acknowledge and agree that (i) this agreement constitutes a license of rights to intellectual property (within the meaning of Section 365(n) of the Bankruptcy Code) by you to Fontana, and (ii) for purposes of Section 365(n) of the Bankruptcy Code, the royalty payments due to you under this agreement are (and consist solely of) the Net Proceeds. For purposes of this subparagraph 7.06(b), the term "Bankruptcy Code" means Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

7.07. In entering into and performing this Agreement, you and Fontana each have and will have the status of independent contractors, and nothing herein will contemplate or constitute you as Fontana's joint venturer, partner, agent or employee or Fontana as your joint venturer, partner, agent or employee. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

7.08. Fontana and you will mutually undertake to consult with one another with respect to the initial release date (within the parameters of Fontana's release schedule) of each Record distributed under this Agreement.

7.09. You and Fontana will mutually determine the quantity with respect to the initial production of each release (Albums or singles) of your Records hereunder. You hereby acknowledge and agree that Fontana may manufacture reasonable quantities of Records necessary to fulfill anticipated and actual customer orders.

7.10. This Agreement contains the entire understanding of the parties hereto relating to the subject matter hereof and cannot be changed or terminated except by an instrument signed by an officer of Fontana and an officer of your company. A waiver by either party of any term or condition for the future, or of any subsequent breach thereof will not be deemed a waiver thereof in whole or in part. All remedies, rights, undertakings, obligations and agreements contained in this Agreement will be cumulative and none of them will be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

7.11. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and entirely to be performed therein. Each of the parties hereto irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to this Agreement may be brought in the state or federal courts of the State of California. Each of the parties hereto, by the execution and delivery of this Agreement, expressly and irrevocably assents and submits to the personal jurisdiction of such courts in any such action or proceeding. Each of the parties hereto further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for herein. Any process in any action or proceeding commenced in the courts of the

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State of California or elsewhere arising out of any such claim, dispute or disagreement, may, among other methods, be served upon you or Fontana by delivering or mailing the same, via registered or certified mail, addressed to you or Fontana at the address first above written or such other address as you or Fontana may designate pursuant to this paragraph. Any such delivery or mail service will be deemed to have the same force and effect as personal service within the State of California or the jurisdiction in which such action or proceeding may be commenced.

7.12. Intentionally deleted.

7.13. You recognize that the sale and distribution of Records is speculative and agree that the judgment of Fontana with respect to matters affecting the sale, distribution and exploitation of such Records will be binding upon you. Nothing contained in this Agreement will obligate Fontana to make, sell, license or distribute your Records, except as specified herein.

7.14. Neither party hereto shall be entitled to recover damages or to terminate the term of this Agreement by reason of any breach by the other party of its material obligations hereunder unless the breaching party fails to remedy such breach within thirty (30) days following receipt of the non-breaching party's notice thereof. The foregoing cure period shall not apply to your warranties hereunder, where a specific cure period is provided herein, to breaches incapable of being cured, or to an application for injunctive relief.

7.15. This Agreement will not become effective until executed by all parties hereto. Any and all riders, exhibits or schedules annexed hereto together with this basic document will constitute this Agreement.

7.16. When used in this Agreement, (a) all forms of the word "include" shall be deemed to be followed by the words "without limitation"; (b) a reference to any law, rule or regulation includes any amendment or modification thereto or thereof, as well as any replacement therefor; and (c) the term "manufacture" shall be deemed to include all forms of reproduction whatsoever.

8. **DEFINITIONS**

8.01. "Advance" means a prepayment of monies otherwise payable to you. Advances hereunder are chargeable against and recoupable from one hundred percent (100%) of any and all Net Proceeds otherwise payable hereunder.

8.02. "Composition" and "Musical Composition" means a single musical composition, irrespective of length, including all spoken words and bridging passages, including a medley.

8.03. "Debt" means any monies owed by you to Fontana, including without limitation, unrecouped Advances, manufacturing and pressing costs, handling charges, other fees and charges assessed in connection with the Rate Card or in connection with other services provided by Fontana, and monies expended or credited to third parties by Fontana in connection with co-op advertising, returns of your Records, the marketing, promotion or advertising of your Records, or otherwise.

8.04. "Delivery" means the receipt by Fontana of all materials reasonably necessary for Fontana to exercise its rights hereunder with respect to your Records, including, without limitation receipt of the Masters concerned in the digital Master form that complies with the specifications set forth in Exhibit "C" attached hereto, as well as your submission in written form

of all necessary information, consents, licenses and permissions such that Fontana may manufacture, distribute and release the Records concerned, including, without limitation, all artwork, complete label copy, liner notes and credits (including complete and accurate writer and publisher credits together with any additional copyright information known to you), sequence and final timings, inserts, lyrics, and other packaging material (together and collectively, the "Artwork") reasonably and customarily required by Fontana to exploit your Records hereunder. All such Artwork shall be in the form of film from the "camera ready" Artwork comprised of uncombined color separations (free of logos, bar coding or other indicia of any of your prior distributors) for any jacket sleeve container, cover, inlay card, booklet, and insert for Records to be derived from such Masters and must comply with Fontana's standard packaging formats.

8.06. "Electronic Transmission" means any transmission to the consumer, whether sound alone, sound coupled with an image, or sound coupled with data, in any form, analog or digital, now known or later developed (including, but not limited to, "cybercasts," "webcasts," "streaming audio," "streaming audio/video," "digital downloads," direct broadcast satellite, point-to-multipoint satellite, multipoint distribution service, point-to-point distribution service, cable system, telephone system, broadcast station, and any other forms of transmission now known or hereafter devised) whether or not such transmission is made on-demand or near on-demand, whether or not a direct or indirect charge is made to receive the transmission and whether or not such transmission results in a specifically identifiable reproduction by or for any transmission recipient. For the avoidance of doubt, Electronic Transmission includes master-tones, master ring-back tones, video ring-tones, video ring-back tones and similar products (collectively, "Mobile Products").

8.07. "Gross Billings" means, with respect to any billing month, Fontana's aggregate wholesale price to its customers for sales hereunder of your Records invoiced during such billing month. For the avoidance of doubt hereunder Gross Billings are net of any and all program discounts and customer rebates given in accordance with Fontana's customary practices.

8.08. "Gross Dealer Price" means Fontana's wholesale price to its customers of a specific unit of your Records.

8.09. "LP" or "Album" mean a sufficient number of Masters embodying a recording artist's performances (or soundtrack) to comprise one (1) or more compact discs, or the equivalent, of not less than forty-five (45) minutes of playing time and containing at least ten (10) different Compositions.

8.10. "Master" mean any recording of sound, whether or not coupled with a visual image, by any method and on any substance or material, whether now or hereafter known, from which Records may be derived, which are either (a) owned, controlled, distributed by or under licensed to you or your Affiliates at any time during the Term; and/or (b) delivered by you or any Affiliate for distribution hereunder.

8.11. "Mechanical Royalties" means royalties payable to any Person for the right to reproduce and distribute copyrighted Musical Compositions and other copyrighted materials (if any) on Records.

8.12. "Net Billings" means Gross Billings less returns and credits to Fontana's customers for actual returns made during each billing month.

8.13. The terms "Net Receipts," "net sums," or "net amount received" and similar terms will mean the dollar amount actually received by Fontana in the United States in connection with the subject matter thereof, which amounts are solely attributable to the applicable Master or Record hereunder, less any costs or expenses that Fontana pays or incurs.

8.14. "Person" means any individual, corporation, partnership, limited liability company, joint venture, firm, entity, association, unincorporated organization, trust or estate, any legal successor or representative of any of the foregoing, any government or any agency, department or instrumentality thereof.

8.15. "Rate Card" means the list of miscellaneous charges of Universal Music Group Distribution ("UMGD") associated with the manufacture and distribution of Records and related services and products which Fontana charges third parties. The Rate Card is updated periodically to reflect market conditions and UMGD's costs. Attached hereto as Exhibit "D" and incorporated by reference is a copy of the now-current Rate Card.

8.16. "Record" or "Records" mean every form of reproduction, transmission or communication of any Master, now or hereafter known, whether embodying sound-alone or accompanied with any visual images, including without limitation discs and tapes of any configuration or formats, interactive media (e.g., CD-ROM), and Electronic Transmission.

8.17. The word "surplus" as used in paragraph 4.04 means more than a three (3) month supply of any Records in a particular configuration.

8.18. The words "Term," "term of this Agreement" or "period of this Agreement" or "term hereof" or words of similar connotation mean and refer to the entire period during which Fontana shall have exclusive rights to sell, distribute and otherwise exploit Records derived from the Masters, including (but not limited to) the Initial Period and the period of any renewals or extensions thereof.

8.19. "Territory" means the United States and Canada.

8.20. "United States" means the United States of America, its territories, possessions (including, for the avoidance of doubt, Puerto Rico) and military exchanges.

9. **MANUFACTURING**

9.01. If you so request, Fontana will manufacture or cause the manufacture of Records distributed hereunder during the term of this Agreement, subject to Fontana's standard manufacturing terms and conditions for the manufacture of Records. For the avoidance of doubt, the parties hereto acknowledge that, notwithstanding anything to the contrary contained herein, Fontana will have right to manufacture if necessary in order to exercise its rights under the Security Agreement.

9.02. In the event that Fontana manufactures your Records hereunder, the you will be responsible for the full Delivery (as defined in Paragraph 8.05 above) of the Masters and all other Delivery requirements to Fontana at such place(s) designated by Fontana, in accordance with specifications set forth in Exhibit "C" attached hereto. All configurations of Record to be manufactured hereunder will be fully sequenced by you. Fontana will have the right to reject any Master which is technically deficient, in that it does not meet Fontana's then current prevailing standards for audio and engineering quality, or which Fontana reasonably deems to

be offensive to reasonable standards of public morals or which may infringe on the rights of others. If Fontana so rejects any Master, you, at your own cost, will supply to Fontana a substitute Master which does not embody such defect. If, in Fontana's best business judgment, it determines that the initial sequencing of Masters is not technically suitable for the manufacture of any configuration of Records, then you will have the first opportunity to perform the resequencing in order to meet Fontana's deadlines. You will also deliver with each Master full and accurate copyright and label information including any and all approvals, consents and necessary sideartist clearances.

9.03. You will supply to Fontana, at your sole cost and expense, film from the camera-ready artwork, or digital equivalents, to be used by Fontana for the inserts for each Record manufactured hereunder.

9.04. Fontana will charge you per Record manufactured by Fontana or at Fontana's direction in accordance with its then-current Rate Card.

9.05. You will be responsible for and pay all manufacturing costs as described above in connection with the manufacture of Records hereunder. If Fontana so elects, Fontana may invoice you for Records manufactured hereunder as such Records are completed, and/or deduct such invoice charges within thirty (30) days from the date of invoice from your Net Proceeds otherwise payable to you hereunder. Subject to the provisions of paragraph 3.01 above, if your Net Proceeds are insufficient to pay said manufacturing costs, then Fontana will send you written notice and you will pay Fontana said sum within thirty (30) days following Fontana's written demand therefor.

9.06. After the completion of the manufacture of each Record hereunder, you will bear the risk of any loss to or in connection with such Record at all times any such Record is not in the physical possession of Fontana. With respect to any such loss while your Records are in the physical possession of Fontana, Fontana's sole liability shall be payment to you of the Replacement Cost of such of Records, subject to the provisions of paragraph 4.03 hereinabove.

9.07. With respect to manufacturing, you agree that Fontana will not be obligated to accept Record returns, except for Records having pressing defects which have been returned by Fontana's customers. However, Fontana's reasonable decision will be final as to whether or not a Record has a pressing defect. If a Record is found by Fontana to be defective, Fontana
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will debit your account for the return thereof. In the event of loss or damage to you resulting from such pressing defects, the sole and exclusive liability of Fontana will be to replace any defective Record, and Fontana will not be liable for any damages (including, without limitation, consequential damages) resulting therefrom.

9.08. You acknowledge that the transactions to be completed hereunder are not sales or otherwise subject to sales or use taxes. Moreover, if any such taxes are determined to be applicable, you agree to be responsible for the total amount of any such taxes and will hold Fontana harmless therefrom.

9.09. You agree that Fontana may manufacture your Records such that they comply with Fontana's policy with respect to Sensormatic source tagging.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

SEVEN ARTS MUSIC, INC.	FONTANA DISTRIBUTION, LLC
By:	By:
Title: DIRECTOR	Title: Neil Nagano ~~Senior Vice President~~ Business & Legal Affairs
Federal Tax ID No.: 27-2849435	

EXHIBIT "A"

TRADEMARK LICENSE AGREEMENT

THIS TRADEMARK LICENSE AGREEMENT ("Trademark License Agreement") is made and entered into as of this 27th day of February, 2012 between Seven Arts Music, Inc. a wholly owned subsidiary of Seven Arts Entertainment, Inc. ("Licensor") and Fontana Distribution, LLC (together with its successors and assigns, "Licensee"), with reference to the following:

A. Licensor is the owner of the trademark(s), service mark(s) and logo(s) set forth in the attached Schedule "A-1" (which is incorporated herein by reference), which Licensor has adopted and used and which are well known for entertainment services. Said trademark(s), service mark(s) and logo(s), when referred to in relation to their use in connection with Records (as defined in the Distribution Agreement) and related materials and devices, are hereinafter referred to as the "Trademarks."

B. Licensor and Licensee are concurrently herewith entering into a Record Manufacturing and Distribution Agreement (the "Distribution Agreement") pursuant to which Licensor has granted Licensee the right to manufacture, distribute and sell to the public Records bearing the Trademarks.

C. Licensor desires to grant to Licensee the right to use the Trademarks throughout the Territory (as such term is defined in the Distribution Agreement), for the License Term (as hereinafter defined) and on the conditions hereinafter set forth, in connection with Licensee's manufacture, distribution and sale of Records pursuant to the Distribution Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants and conditions hereinafter set forth, Licensor and Licensee hereby agree as follows:

1. Licensor grants to Licensee, for the License Term, a non-exclusive and royalty-free license, subject to the provisions of the next paragraph, to use the Trademarks throughout the Territory for Records and related materials and devices (collectively, the "Goods") manufactured, distributed, sold or otherwise exploited in accordance with the provisions of the Distribution Agreement. Licensee will have the right to grant sublicenses in and to the Trademarks in connection with Licensee's performance under the Distribution Agreement.

2. Licensee will provide Licensor with a sample of the Goods, and Licensor will have the right to reasonably approve such sample as to style and quality; such approved sample will thereafter serve as the quality control sample. From time to time upon Licensor's written request, Licensee will furnish Licensor with samples of the Goods for the purpose of verifying that the Goods are being made as provided in the preceding sentence.

3. Licensee recognizes Licensor's title to the Trademarks and will not at any time do or assist any third party in doing any act or thing which will in any way impair the rights of Licensor in and to the Trademarks. It is understood that Licensee will not acquire and will not claim any title to the Trademarks adverse to Licensor by virtue of the license granted to Licensee, or through Licensee's use of the Trademarks, it being the intention of the parties that all goodwill generated by the use of the Trademarks by Licensee will at all times inure to the benefit of Licensor.

4. Licensee will cause to appear on the Goods on which the Trademarks are used such legends, markings and notices as Licensor may reasonably request in order to give appropriate notice of Licensor's trademark rights under applicable law. Licensee agrees that it will not use such legends, markings or notices with respect to the Trademarks without first obtaining Licensor's reasonable approval.

5. Where Licensee is required to obtain Licensor's approval under this Trademark License Agreement, such approval will be deemed given upon the earlier to occur of: (a) the date upon which Licensor actually gives such approval, or (b) five (5) days after Licensor receives Licensee's request for approval, if Licensor has not disapproved in writing such request prior to such date.

6. In the event that Licensee learns of any infringement of the Trademarks, Licensee will promptly notify Licensor of the same. Licensor reserves the right to decide whether legal proceedings will be instituted, by whom and how the same are to be handled, and in whose name any such proceedings will be brought.

7. Licensor represents and warrants that Licensor is the sole and exclusive rightful owner of the Trademarks and that the use of the Trademarks will not infringe or violate any intellectual property rights or any other rights of any third party. Licensor will at all times indemnify and hold harmless Licensee and its successors, assigns, affiliates, officers, directors, agents, representatives and licensees from and against any breach or alleged breach of such representations and warranties, pursuant to the indemnification procedures of paragraph 7.01 of the Distribution Agreement.

8. The term of this Trademark License Agreement (the "License Term") will commence on the date hereof and will continue until the end of the Sell-Off Period (as such term is defined in the Distribution Agreement).

9. Licensor will not be entitled to recover damages or to terminate the License Term by reason of any breach by Licensee of its material obligations hereunder, unless Licensee has failed to remedy such breach within a reasonable time following receipt of Licensor's notice therefor.

10. This Trademark License Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Trademark License Agreement will be governed by and construed in accordance with the laws of the State of California and applicable Federal law. This Trademark License Agreement, the Security Agreement, and the Distribution Agreement constitute the entire agreement between the parties with respect to the subject matter of this Trademark License Agreement, and supersede all prior and contemporaneous agreements and understandings between the parties, written or oral, with respect to such subject matter. No provision of this Trademark License Agreement may be modified, supplemented, amended or waived except by a writing signed by both parties.

IN WITNESS WHEREOF, the parties hereto have executed this Trademark License Agreement as of the date first set forth above.

Licensor: SEVEN ARTS MUSIC, INC.	Licensee: FONTANA DISTRIBUTION, LLC
By:	By:

SCHEDULE "A-1"

TRADEMARKS, SERVICE MARKS AND LOGOS

See attached.

EXHIBIT "B"

SECURITY AGREEMENT

THIS SECURITY AGREEMENT ("Security Agreement") is made as of February 27, 2012 between Fontana Distribution, LLC ("Fontana"), and Seven Arts Music, Inc. a wholly owned subsidiary of Seven Arts Entertainment, Inc. ("you"). All initially capitalized terms used in this Security Agreement without definition shall have the respective meanings assigned to such terms in the Record Manufacturing and Distribution Agreement, dated as of February 27, 2012, between Fontana and you (the "Distribution Agreement").

1. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, you hereby grant to Fontana a continuing first-priority security interest in all of your and your Affiliates' right, title and interest of any kind, nature and description (whether now owned or existing or hereafter acquired or arising) in and to the Collateral (as defined below) in order to secure the complete payment and performance of all of your obligations to Fontana pursuant to the Distribution Agreement. As used in this Security Agreement, the "Collateral" shall mean all of the following items, tangible or intangible, in every stage of completion, wherever the same may be located but only in the Territory as defined in the Distribution Agreement : (a) all audio-only and audiovisual recordings embodied on Records sold or distributed under, or otherwise subject to, the Distribution Agreement (collectively, the "Masters"), (b) all photographs, liner notes and other graphic and textual material used or created for use in connection with the packaging, sale, distribution, marketing or other exploitation of the Masters or Records derived therefrom (collectively, the "Artwork"), (c) all other materials used or created for use in connection with the marketing, promotion, sale, distribution or other exploitation of the Masters or Records derived therefrom, including music videos and other audiovisual materials (collectively, the "Materials"), (d) all rights in the Masters, the Artwork and the Materials, including all copyrights and other proprietary rights therein and further including all renewals and extensions thereof, (e) all rights (including name and likeness rights), powers and benefits of you and your Affiliates under any and all agreements, instruments and documents relating to the creation of, or the acquisition or exploitation of rights in, the Masters or Records derived therefrom, the Artwork or the Materials, (f) all Records derived from the Masters and all other derivatives or duplicates of the Masters, including all inventory now owned or hereafter acquired by you, (g) all claims and causes of action relating to the Masters or Records derived therefrom, the Artwork or the Materials, whether previously accrued or hereafter accruing, (h) all of your rights under the Distribution Agreement, including your rights to receive any monies thereunder, (i) all of your trade names, trademarks, service marks and logos, together with the goodwill of the business symbolized thereby, as utilized on or in connection with Records derived from the Masters, (j) all books and records relating to the foregoing, (k) all accounts and general intangibles relating to the foregoing, and (l) all proceeds, products, rents, income and profits of the foregoing.

2. You hereby represent and warrant to, and covenant with, Fontana as follows: (a) you have the full right, power and authority, both as principal and as agent for each of your Affiliates, to execute, deliver and perform this Security Agreement and to grant the security interests granted hereunder; (b) except as specifically set forth in Schedule "B-1" hereto, you are the sole legal, beneficial and record owner of all rights, interests and properties of any kind in which a security interest is created or purported to be created hereunder, free and clear of all claims, liens, security interests, encumbrances and rights of others (collectively, "Encumbrances") other than the security interests created hereunder; (c) each of you and your Affiliates will at all times pay when due all taxes, assessments, governmental charges and

levies upon the Collateral, keep the Collateral free and clear of all Encumbrances other than the security interests created hereunder, and pay all rents due on premises where any Collateral not in the possession of Fontana is or may be held; (d) you are a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; (e) your exact full legal name (i.e., your name as indicated on the public record of your jurisdiction of organization which shows you to have been organized) is that specified in the recitation of parties above; (f) your organizational identification number is E0091082012-3; (g) your federal taxpayer identification number is 27-2849435; (h) your mailing address is the address set forth on the first page of the Distribution Agreement; (i) neither you nor any of your Affiliates will make any change in name, identity, corporate structure, type of organization, jurisdiction of organization or mailing address unless you give Fontana at least thirty (30) days prior written notice thereof; (j) neither you nor any of your Affiliates has made or will make any assignment, grant, transfer, conveyance, pledge, hypothecation, encumbrance or other disposition affecting the Collateral (except for the security interests created hereunder); and (k) all reports, schedules and other information supplied to Fontana by or on behalf of you or any of your Affiliates in connection with this Security Agreement is accurate and complete in all material respects.

3. For purposes of this Security Agreement, a default shall occur if: (a) you fail to perform any of the terms and conditions of, or are in breach of any of your representations, warranties, covenants and agreements under, this Security Agreement or any other agreement, instrument or document executed or delivered by you or any of your Affiliates pursuant hereto; (b) you fail to perform any of the terms and conditions of, or are in breach of any of your representations, warranties, covenants and agreements under, the Distribution Agreement or any other agreement, instrument or document executed or delivered by you or any of your Affiliates pursuant thereto (other than any agreement, instrument or document described in clause (a) above) and such failure or breach continues for thirty (30) days after written notice thereof to you from Fontana; or (c) there occurs any event which gives Fontana the right under the Distribution Agreement to terminate the Distribution Agreement or the term thereof. Upon the occurrence of a default under this Security Agreement, Fontana shall have all the rights and remedies of a secured party after default under the Uniform Commercial Code as in effect in the State of California (or other relevant jurisdiction) from time to time.

4. You agree that from time to time, at your sole expense, you will promptly execute, acknowledge, deliver, file, record or serve (or cause to be executed, acknowledged, delivered, filed, recorded or served) all further notices, instruments and other documents (including, but not limited to, copyright registrations and copyright mortgages) and take (or cause to be taken) all further actions (including, but not limited to, the provision of complete and accurate information regarding your Affiliates) that Fontana may deem necessary or advisable to ensure on a continuing basis the attachment, perfection and first priority of, and the ability of Fontana to enforce, the security interests granted or purported to be granted hereunder or otherwise to accomplish the purposes hereof. On behalf of yourself and your Affiliates, you hereby appoint Fontana as the true and lawful attorney-in-fact of each of you and your Affiliates, with full authority in the name, place and stead of each of you and your Affiliates, to take any such action and to execute, acknowledge, deliver, file, record or serve any such notice, instrument or other document which you or any of your Affiliates fails to take or to execute, acknowledge, deliver, file, record or serve within ten (10) days after Fontana's written request therefor. This power of attorney is irrevocable and coupled with an interest.

5. You agree to pay (or reimburse to Fontana) upon demand, and this Security Agreement will secure, all costs and expenses incident to the filing or recording of any financing statements, copyright registrations, copyright mortgages and other documents that Fontana

may deem necessary or advisable hereunder. You also agree to pay (or reimburse to Fontana) upon demand, and this Security Agreement will secure, all costs and expenses, including reasonable attorneys' fees and disbursements, paid or incurred by Fontana in connection with the protection or defense of its security interests and/or the exercise of its rights and remedies, including (but not limited to) any litigation, arbitration or other proceeding (e.g., any bankruptcy or insolvency proceeding) in which Fontana, you or any of your Affiliates may be a party or in which any question of Fontana's, your or any of your Affiliates' rights or obligations, or the attachment, perfection, priority or enforceability of Fontana's security interests, may arise.

6. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and entirely to be performed therein. No failure or delay in exercising any right, remedy, power or privilege accruing to Fontana upon any breach or default by you under this Security Agreement or any related agreement, instrument or document shall impair any such right, power or remedy of Fontana, nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein or of any similar breach or default occurring thereafter, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring theretofore or thereafter. All rights, remedies, powers and privileges of Fontana shall be cumulative and may be exercised singly or concurrently. No amendment or waiver of any provision of this Security Agreement, and no consent with respect to any departure by you therefrom, shall be effective unless the same shall be in writing and signed by Fontana, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. This Security Agreement is binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Security Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first set forth above.

SEVEN ARTS MUSIC, INC. Individually and on behalf of each of its Affiliates	FONTANA DISTRIBUTION, LLC
By:	By:
Name: Peter Hoffman	Name: Neil Nagano
Title:	Title: Senior Vice President Business & Legal Affairs

SCHEDULE "B-1"

DISCLOSURE SCHEDULE

EXHIBIT "C"

DELIVERY SPECIFICATIONS

1. **RED BOOK AUDIO SPECIFICATIONS**

All audio required for digital uploading must be an EQ Production Master defined as a fully mixed, edited and equalized digital two-track stereo Master which: (a) has been digitized using pulse code modulation ("PCM") at a bit word length of 16-bits and a sampling frequency of 44.1 kHz; (b) incorporates all audio/PQ edits; and (c) is created in the format (currently image files in the so-called "Disc Description Protocol 2.0" format ("DDP 2.0")) and delivered on CD-R or DVD-R media.

2. **REQUIRED METADATA FIELDS IN THE FONTANA MUSIC PORTAL**

a. **Digital Released Date**: The date the Release and/or Bundle will be released to the e-tailers.

b. **Talent (required on release and track level)**: The main artist (talent), featured artist (talent) or group performing on a Release or Track.

c. **Title (required on release and track level)**: The complete title of the Track or Release, the field can have up to 255 characters.

d. **Version Title (required on release and track level)**: The version title of a Track or Release, example: Album Version, Album Version (Clean), Album Version (Explicit), Edit, Instrumental, Live, Radio Edit, Remix, Single Version, and Snippet.

e. **UPC (required on release level)**: The fourteen-digit code Uniform Product Code (UPC) number assigned and used by wholesalers and retailers to uniquely identify each Release and/or Bundle (Package manufactured by a company. Format: UPC Manufacturer's number (6 digits), Release number (7 digits), check digit. Example: 00606949062941.

f. **Configuration (required on release level)**: The Release's configuration on which a Release will be distributed to UMG Business Partners, example: eAlbum, eSingle Audio Single Track, eSingle Video, etc.

g. **Genre (required on release and track level)**: A Track's or Release's genre, example: Blues, Christmas, Classical, Country, Disco, Gospel, Hip Hop, Latin, Pop, R&B, and Rock.

h. **Parental Advisory (required on release and track level)**: Explicit, edited or non-applicable.

i. **(P) Year and Notice (required on release and track level)**: The year an audio Track was first published, the company which owns the copyright in the Track, and any other information about the P Notice. Example: 2001, P&D Company Records L.L.C. Also whether a Release is a compilation, the year the Release was first released, the company which owns the copyright in the Release, and any other information about the P Notice. Example: Standard, 2001, P&D Company Records L.L.C.

j. (C) Year and Notice (required on release and track level): Copyright information about a Release's artwork, including the first year a Release's artwork was published and the owner of the Release's artwork. Example: © 2001, P&D Company Records L.L.C.

k. Cover Art:

- File must be a LZW compressed TIFF
- Be in RGB Color mode
- Have a width/height of between 600 and 5000 px
- Have a resolution between 280 and 400 dpi

l. ISRC (required on track level): The International Standard Recording Code for audio, video and audio-visual recording Assets. The ISRC is used by Producers and identifies unique recordings, not the physical sound carriers. The number is used throughout the Track's lifetime. Example: USXXX9900001.

m. Asset Type (required on track level): audio or video.

n. Duration (required on track level): The total time of the individual tracks.

o. Release Rights (required only if the release or individual tracks are restricted):

i. Album Only: The release can only be sold as a complete album, individual tracks cannot be sold separately.

ii. Permanent Download: Allows permanent download to PCs.

iii. Streaming: Allows streaming to computers or other portable music playing devices.

iv. Burn to Disc: Allows saving to removable Disc media.

v. Transfer to Device: Allows transfer to portable music devices.

vi. Conditional Download: Download to system PC system with restrictions (Rental or Tethered download model).

3. <u>GRAPHICS SPECIFICATIONS</u>

5" x 5", CMYK, 300 dpi, LZW compressed tiff (no saved alpha channels or color profiles). Naming convention (UPC) + (-CVR.tif).

EXHIBIT "D"

RATE CARD

See attached.

UNIVERSAL

UNIVERSAL MUSIC GROUP
DISTRIBUTION

TRANSFER PRICING RATES

Manufacturing | Physical Distribution

TABLE OF CONTENTS

INTRODUCTION TO UMGD'S 2012 RATECARD

OVERVIEW

- Rates are for standard packaging formats only
- For special requests and quotes, contact
  West Coast - Shelin Wing
  East Coast - Alice Bestler
- Rates are "per unit" unless otherwise specified
- Pricing for new formats, contact Frank Dattoma
- Rates effective December 25, 2011

CD PRICING

Effective December 25, 2011

2

PRODUCT CODE	CONFIGURATION	BASE PRICE	GRAPHICS (estimate)	FREIGHT	"ALL-IN" PRICE (estimate)
	CD: JEWEL CASE				
CD	CD - Replicated disc only, up to 3 color	$0.27	$0.00	$0.00	$0.27
CD	CD - Std jewel box & tray (grey or clear), shrinkwrap, spine label	$0.57	$0.15	$0.02	$0.74
CD	CD - Jewel box in tuck flap slipcase, shrinkwrap	$0.71	$0.48	$0.02	$1.21
	CD: ECOPAK, REPAK, SOFTPAK/INTERPAK				
CD	CD - 4 Panel Repak, collation, shrinkwrap	$0.45	$0.42	$0.02	$0.89
CD	CD - Softpak/Interpak, collation, shrinkwrap	$0.45	$0.25	$0.02	$0.72
	CD DIGIPAK				
CD	CD - 4 Panel Digi, no pockets, shrinkwrap, manual load	$0.53	$0.30	$0.02	$0.85
CD	CD - 6 Panel Digi, no pockets, shrinkwrap, manual load	$0.59	$0.40	$0.02	$1.01
CD	CD - 8 Panel Digi, no pockets, shrinkwrap, manual load	$0.57	$0.47	$0.02	$1.06
CD	2 CD - 4 Panel Digi, no pockets, shrinkwrap, manual load	$0.82	$0.37	$0.04	$1.23
CD	2 CD - 6 Panel Digi, no pockets, shrinkwrap, manual load	$0.86	$0.48	$0.04	$1.38
CD	2 CD - 8 Panel Digi, no pockets, shrinkwrap, manual load	$0.86	$0.55	$0.04	$1.45
	CD SINGLES				
CD	CD - **DJ Promo Single**, generic die cut/solid mini jacket, no shrink	$0.49	incl in price	$0.00	$0.49
CD	CD - CD Single in 4 color single mini jacket, shrinkwrap	$0.43	$0.12	$0.02	$0.57
CD	CD - CD Single in 4 color gatefold mini jacket, shrinkwrap	$0.45	$0.25	$0.02	$0.72

NOTES:
1. Graphics estimate based on 4/4 12 page Booklet and 4/4 inlay. Actuals will vary.
2. Prices subject to change due to increases in raw material costs.
3. Prices are for Standard Configurations.

Gil

DVD/CD COMBOS AND VINYL PRICING

Effective December 25, 2011

5

PRODUCT CODE	CONFIGURATION	BASE PRICE	GRAPHICS (ESTIMATE)	FREIGHT	"ALL-IN" PRICE (ESTIMATE)
	MULTIPLE CD PACKS				
CD	CD - Two CD's in double fat pack, shrinkwrap, spine label	$1.38	$0.17	$0.04	$1.59
CD	CD - Two CD's in double slimline box, shrinkwrap, spine label	$0.91	$0.15	$0.04	$1.10
CD	CD - Two jewel boxes in tuck flap slipcase, shrinkwrap	$1.39	$0.61	$0.04	$2.04
CD	CD - Three CD's in triple fat pack, shrinkwrap, spine label	$1.66	$0.17	$0.06	$1.89
CD	CD - Four CD's in quad fat pack, shrinkwrap, spine label	$1.99	$0.17	$0.08	$2.24
	CD/DVD COMBOS				
DX	CD/DVD-5 in brilliant box, shrinkwrap, spine label	$1.04	$0.15	$0.04	$1.23
DX	CD/DVD-9 in brilliant box, shrinkwrap, spine label	$1.14	$0.15	$0.04	$1.33
	DVD				
DV	DVD-5 in black amaray, shrinkwrap, spine label, sensormatic tag	$0.71	$0.00	$0.02	$0.73
DV	DVD-9 in black amaray, shrinkwrap, spine label, sensormatic tag	$0.81	$0.00	$0.02	$0.83
DV	DVD-5 in jewel box, black tray, shrinkwrap, topspine, sensormatic tag	$0.67	$0.00	$0.02	$0.69
DV	DVD-9 in jewel box, black tray, shrinkwrap, topspine, sensormatic tag	$0.77	$0.00	$0.02	$0.79
DV	DVD-5 in a super jewel plus case, shrinkwrap, sensormatic tag	$1.05	$0.00	$0.02	$1.07
DV	DVD-9 in a super jewel plus case, shrinkwrap, sensormatic tag	$1.15	$0.00	$0.02	$1.17
	VINYL				
LP	12" Record, generic background, generic sleeve, custom 4 color jacket	$1.10	$0.48	$0.02	$1.60
LP	12" Record, generic background, generic sleeve, generic jacket	$1.10	$0.20	$0.02	$1.32
LP	12" Record (180 gram) custom background,shrinkwrap,sleeve, custom jacket	$1.36	$0.48	$0.02	$1.86
LP	12" Record (180 gram) custom background,shrinkwrap,sleeve, custom jacket	$2.00	$0.48	$0.02	$2.50
S	7" Record, generic background, generic sleeve	$0.55	$0.00	$0.02	$0.57

NOTES:
1. Graphics estimate based on standard configuration. Actuals will vary.
2. Prices subject to change due to increases in raw material costs.
3. Prices are for Standard Configurations.

MISCELLANEOUS CHARGES: CD

Effective December 25, 2011

4

MISCELLANEOUS CHARGES: CD'S

ITEM	PRICE
Minimum order for New Commercial Releases	
1,500	n/c
1,000 - 1,499	$ 335.00 flat fee
Minimum order for New Promo Releases	
1,000 - 1,499	$0.125
500 - 999	$0.25
100 - 499	$0.45
Minimum Re-order for Commercial Releases	
500	n/c
300-499 (per disc)	0.08
Apply 1st automated sticker (front of jewel box)	
automatic application	$0.01
Apply 2nd automated sticker (front of jewel box)	
automatic application	$0.01
Apply automated sticker to a non-automated package	
1st automatic application	$0.01
2nd automatic application	$0.01
Apply manual sticker (front of jewel box)	
1st. manual application	$0.10
2nd manual application	$0.04
Shrink wrap a mini jacket	$0.07

ITEM	PRICE
Stop Production Order Fee	$100.00 flat fee
Scrap metal parts prior to making discs	$ 435.00 flat fee
Extended run times (add to disc price)	
Setup charge (flat rate)	$250.00 flat fee
79:00 - 79:20 minutes	$0.06
79:21 - 80:00 minutes	$0.10
Additional disc colors (add to 3 color disc price)	
4 colors	$0.02
5 colors	$0.05
6 colors	$0.06
CD label output fee	
per color	$29.00
Place an insert into jewel box	
automatic - 1st insert	$0.02
automatic - 2nd insert	$0.02
Place an insert into a digipak or boxset	
manual	$0.035
Fugitive glue (per dot)	$0.07

MISCELLANEOUS CHARGES - DVD AND CD

Effective December 25, 2011

5

ITEM	PRICE	ITEM	PRICE
MISCELLANEOUS CHARGES: DVD, AND CD			
CD's Continued		DVD's	
Handling charge for mailing of printed material (plus printed materials)	$ 35.00 per order	**Each additional disc color over 4 color** Maximum 6 colors	$0.01
Expedite Fees - Cost per selection number		**DVD-5 re-mastering charge** After initial failure	$350.00 flat fee
DJ Promo - < One Day Turn	$1,000.00 flat fee		
DJ Promo - < One Day Turn	$ 500.00 flat fee		
New Release - < One Day Turn	$2,000.00 flat fee		
New Release - < Two Day Turn	$1,250.00 flat fee	**DVD-9 re-mastering charge** After initial failure	$700.00 flat fee
New Release - < Three Day Turn	$ 750.00 flat fee		
Sensormatic Tag (Jewel Box only)	$0.02	**DVD label output fee** per color	$25.00
Drilling/marking charge (average)	$0.05	**Auto apply 2nd sticker to DVD Amaray**	$0.01
Spindle charge (per unit)	$0.03	**Spindle charge (per unit)**	$0.03

ITEM	PRICE	ITEM	PRICE
MISCELLANEOUS CHARGED: VINYL			
Order Set Up Fee		Sticker Application	$0.05
(minimum order quantity is 100 units for 7" and 12")			
(minimum order quantity is 1000 units for 10")		Print and apply stickers	
7 inch orders	$250.00	Barcode sticker	$0.06
12 inch orders	$300.00	"Explicit Lyrics" sticker	$0.08
Test pressing, per unit		Collate multiple LP's	
1 - 50 units	$15.00	2 LP's	$0.09
Over 50 units	$9.00	3 LP's	$0.13
		4 LP's	$0.17
Colored vinyl (add to base price)			
7 inch	$0.35		
10 inch	$0.38		
12 inch	$0.40	Insert 7" vinyl into jacket	$0.06
150 grams heavy vinyl	$0.40		
180 grams heavy vinyl	$0.50	7" Small hole fee	$0.06
Split Colored Vinyl (add to base price)		Shrink wrap 7" jacket	$0.07
12 inch (120/150gm only)	$1.30		
(includes colored vinyl upcharge)		Shrink wrap 12" vinyl	$0.05
Heavy vinyl poly-lined sleeve		Set of 4-color label backgrounds	
Plant supplied	$0.28	7" or 12"	$0.15
Plant supplied 12" generic jacket		Insert into LP jacket	
White: die cut or solid	$0.30	manual	$0.07
Black: die cut or solid	$0.20		

EJ

ITEM	PRICE	ITEM	PRICE
VALUE ADDED SERVICES			
Apply 1 sticker to product, over shrinkwrap		**Cost of standard stickers or labels (UML provided)**	
general placement	$0.07	Generic price sticker	$0.01
exact placement	$0.12	Standard carton label	$0.01
		Bar code label	$0.06
Apply 1 sticker to product, under shrinkwrap		Rebox cartons (std 30 count)	$0.35
general placement	$0.30	Pallets	$7.00
exact placement	$0.35	Non-standard label	Dependent on UML Cost label
Deshrink / re-shrink CD	$0.20	**Build "assortments"**	$0.07
required if removing existing sticker		e.g., take 30 units of 3 titles and create 3 cartons of 10 units of each title	
Deshrink / re-shrink DVD	$0.22		
Print and apply top spine label		**Price sticker and build assortment or re-configure**	
over shrink wrap (includes top spine)	$0.15	general placement	$0.14
under shrink wrap (includes top spine)	$0.35	exact placement	$0.19
		Print and apply new carton barcode label	$ 0.17 per carton
Re-box product into different configurations	$0.06	**Apply customer-specific or supplied carton label**	
e.g., 30 count into 15 count, etc.		1st label	$0.06 per carton
Re-box product from outside manufacturer	$0.10	each additional label	$0.02 per carton
Re-palletize product (per unit)	$0.01	**Restocking Fee per unit**	$0.03
Minimum Order Charge	$35.00	**Hang Tag Application**	
applies to any service rendered whose aggregate total is less than this amount		UMG Supplied	$0.12
		Customer Supplied	$0.07

DISTRIBUTION FEES

Effective December 25, 2011

8

Item	Price	Item	Price
DISTRIBUTION FEES			
Cutout Sales (sales type 21), clean excludes freight	$0.10	Field Recall Fee > 750 units UPS Call Tag	 $0.25 $9.00 per box
Free goods (sales type 01), clean Includes regular delivery charge	$0.20	Stickering / marking charge	$0.08
Promotional (sales type 03), marked Includes regular delivery charge	$0.25	Line charge	$1.25 per invoice line
Record Club sales (sales type 37), clean Includes regular delivery charge	$0.15	Priority Drop Ship Orders <10 units shipped Orders <20 units shipped	 $6.00 fee per order $8.00 fee per order
Export sales (sales type 06's), clean excludes freight	$0.25	SKU charge	$13 per active SKU per month
Courtesy sales (sales type 04) clean or marked, includes regular delivery	$0.25	Return Processing	$0.133
Inventory transfer (sales type 91), clean excludes freight	$0.10	Return refurbishment	$0.25
Special charges for above sales types:		Overstock scrap charge (No charge of scrapped upon return)	$0.02
Loose pick fee < 10 unit per SKU	$0.20	Excess Inventory charge: commercial Assessed on inventory older than 13 months from release date, in excess of quantity to support 9 months of sales (12 months for classics, jazz, platinum)	$0.125
Minimum Order fee on Shipping Order < 20 units	$7.50	Excess Inventory charge: DJ promotional Assessed on inventory older than 90 days	$0.125

ITEM	PRICE	ITEM	PRICE	ITEM	PRICE

DISTRIBUTION FEES

DJ Insertion Fee	$0.35
DJ Folding Fee	$0.05
DJ Address Correction charge (ground)	$8.00
DJ Address Correction charge (air)	$10.30

DJ Fulfillment Fee's (includes labor and freight)

Compact Discs and Cassettes, units per package

1	$2.75	11-15	$0.50
2	$2.15	16-20	$0.40
3	$1.70	21-99	$0.30
4	$1.20	100-999	$0.20
5	$0.90	1000-4999	$0.15
6-10	$0.75	5000+	$0.15

In addition, a charge of $4.20 will be applied to each export order for export documentation.

Vinyl Fulfillment Fees (includes labor and freight)

Vinyl units per package

1	$4.30	11-15	$0.65
2	$3.00	16-20	$0.50
3	$2.50	21-99	$0.45
4	$1.95	100-999	$0.33
5	$1.65	1000-4999	$0.20
6-10	$0.90	5000+	$0.15

In addition, a charge of $4.20 will be applied to each export order for export documentation.

Off-Cycle Release (includes regular shipping)

Number of Units per Invoice Line:

1	$6.00
2	$3.05
3	$2.15
4	$1.70
5	$1.45
6	$1.25
7	$1.15
8	$1.03
9	$0.95
10	$0.90
11	$0.65
12	$0.60
13	$0.57
14	$0.54
15	$0.53
16	$0.51
17	$0.50
18	$0.48
19	$0.48
20	$0.45
21	$0.45
22	$0.44
23	$0.43
24	$0.40
25	$0.39
26	$0.38
27	$0.35
28	$0.34
29	$0.33
30	$0.32
30+ small parcel	$0.36
30+ LTL	$0.06

UML

UNIVERSAL MUSIC LOGISTICS

UML DIGITAL OPS

TRANSFER PRICING RATES
Digital Supply Chain Services

UML

TABLE OF CONTENTS

Effective December 25, 2011

UML Digital Ops Transfer Pricing

UML Mastering: Production & Front Door / Watermarking

Effective December 25, 2011

General Production [All UMS Locations]		1 Tune	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Compile from Analog Sources To:	DDP Image	NA	$202	[illegible]	$1,199	$1,430	[illegible]
	CD-R audio	NA	[illegible]	$404	[illegible]	[illegible]	[illegible]
Compile from Digital Sources To:	DDP Image	NA	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
	CD-R audio	NA	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Front Door Process: [All UMS locations] Production Master to DDP HAL ingestion & Wavelist Delivery to CD Plants	CD-A audio Source	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
	DDPI file source	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Batch Load DDP convert & HAL Upload [illegible]	CD-A audio Source ONLY	[illegible]					
Front Door rush charges/master	[illegible]						

Watermarking Services UMS E & DM only

Watermark only Project setup fee	[illegible]	per order
Reorder Project setup fee	[illegible]	per order
Copy Protection Project setup fee	[illegible]	per order
1-99 discs watermarked	[illegible]	each
100-499 discs watermarked	[illegible]	each
500-1000 discs watermarked	[illegible]	each
1-99 discs copy protect	[illegible]	each
100-499 discs copy protect	[illegible]	each
500-1000 discs copy protect	[illegible]	each
1-99 discs watermark & copy protect	[illegible]	each
100-499 discs watermarked & copy protect	[illegible]	each
500-1000 discs watermarked & copy protect	[illegible]	each

Universal Mastering Studios assumes NO RESPONSIBILITY for audio errors of ANY kind if the client declines QC by an audio engineer.

UML Premedia Services: Miscellaneous

Effective December 25, 2011

Service Type	Standard*			Standard Turnaround	Premium			Premium Turnaround	Notes
	Scanning, color balancing, retouching, image compositing and proofing								
Component	FEE		OC	Turnaround	FEE		OC		
Scans (w/o retouching, no proof)	[illegible]	n/a	n/a	Same Day	[illegible]	n/a	n/a	[illegible]	[illegible]
Scans (w/o retouching, [illegible])	[illegible]	n/a	n/a	Same Day	[illegible]	n/a	n/a	[illegible]	[illegible]
Image Ind 1 HR System Ops	[illegible]	n/a	n/a	Same Day	[illegible]	n/a	n/a	[illegible]	[illegible]
Image Ind 2 HR System Ops	[illegible]	n/a	n/a	Next Day	[illegible]	n/a	n/a	Same Day	[illegible]
Image Ind 3 HR System Ops	[illegible]	n/a	n/a	Next Day	[illegible]	n/a	n/a	Same Day	[illegible]
Image Ind 4 HR System Ops	[illegible]	n/a	n/a	Next Day	[illegible]	n/a	n/a	Same Day	[illegible]
Image Ind 5 HR System Ops	[illegible]	n/a	n/a	Next Day	[illegible]	n/a	n/a	Same Day	[illegible]
Image Ind 6 HR System Ops	[illegible]	n/a	n/a	Next Day	[illegible]	n/a	n/a	Same Day	[illegible]
	[illegible]								
Component	[illegible]			Turnaround	[illegible]	[illegible]	[illegible]	Turnaround	
Ads and Inserts 11 x 17 or under	[illegible]	n/a	n/a	Same Day	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
"2 sides"	[illegible]	n/a	n/a	Same Day	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Ads and [illegible] 18 x 24 and over	[illegible]	n/a	n/a	Same Day	[illegible]	[illegible]	[illegible]	[illegible]	
"2 sides"	[illegible]	n/a	n/a	Same Day	[illegible]	[illegible]	[illegible]	[illegible]	
	eCommerce Production Services								
Component	FEE		OC	Turnaround	FEE		OC		
Digital Booklet Up to 8 Pgs	[illegible]	n/a	[illegible]	Next Day	[illegible]	n/a	[illegible]	Same Day	[illegible]
Digital Booklet Up to 12 Pgs	[illegible]	n/a	[illegible]	Next Day	[illegible]	n/a	[illegible]	Same Day	[illegible]
Digital Booklet Up to 16 Pgs	[illegible]	n/a	[illegible]	Next Day	[illegible]	n/a	[illegible]	Same Day	[illegible]
Digital Booklet Up to 24 Pgs	[illegible]	n/a	[illegible]	Next Day	[illegible]	n/a	[illegible]	Same Day	[illegible]
Over 24 Pgs [illegible]	[illegible]	n/a	[illegible]	Next Day	[illegible]	n/a	[illegible]	Same Day	
	[illegible]								
Production per Hr - Soft Proof	[illegible]	n/a	As Applicable	Same Day	[illegible]	n/a	As Applicable	[illegible]	[illegible]
Production per Hr Time & [illegible] Materials	[illegible]	n/a	As Applicable	Same Day	[illegible]	n/a	As Applicable	[illegible]	[illegible]
Production per Hr Time & [illegible] Materials	[illegible]	n/a	As Applicable	Same Day	[illegible]	n/a	As Applicable	[illegible]	[illegible]

[illegible]

UML Premedia Services: CD

Effective December 25, 2011

Service Type	Standard				Plus Content Collection	Standard Turnaround	Premium				Plus Content Collection	Premium Turnaround	Notes
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

UML Premedia Services: CD (cont.)

Effective December 25, 2011

UML

Premedia Services: Vinyl & DVD/BluRay

Effective December 25, 2011

Service Type	Standard*					Standard Turnaround	Premium					Premium Turnaround	Notes
Vinyl - Single 12" or 7" + Label	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Vinyl - Single 12" or 7" + Label (Plus 3/4)	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Vinyl - Single 12" or 7" + Label + Sleeve	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Vinyl - Single 12" or 7" + Label + Sleeve (Plus 3/4)	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Vinyl - Single 12" or 7" + Label + Sleeve (2)	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Vinyl - Single 12" or 7" + Label + Sleeve (2) (Plus 3/4)	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Vinyl - Gatefold + Panel + Labels	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Vinyl - Gatefold + Panel + Labels (Plus 3/4)	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Vinyl - Gatefold + Panel + Labels + Sleeve	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Vinyl - Gatefold + Panel + Labels + Sleeve (Plus 3/4)	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Vinyl - Gatefold + Panel + Labels + Sleeves (2)	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Vinyl - Gatefold + Panel + Labels + Sleeves (2) (Plus 3/4)	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Amray Sleeve + Label	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Amray Sleeve + Label (Plus 3/4)	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	n/a	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Amray Sleeve + 2Pg Insert + Label	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Amray Sleeve + 2Pg Insert + Label (Plus 3/4)	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Amray Sleeve + 2Pg Insert + Label + O-Card	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Amray Sleeve + 2Pg Insert + Label + O-Card (Plus 3/4)	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Amray Sleeve + 4Pg Book + Label	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Amray Sleeve + 4Pg Book + Label (Plus 3/4)	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Amray Sleeve + 4Pg Book + Label + O-Card	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Amray Sleeve + 4Pg Book + Label + O-Card (Plus 3/4)	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Amray Sleeve + 8-8 Pg Book + Label	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Amray Sleeve + 8-8 Pg Book + Label (Plus 3/4)	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Amray Sleeve + 8-8 Pg Book + Label + O-Card	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Amray Sleeve + 8-8 Pg Book + Label + O-Card (Plus 3/4)	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

[illegible]

UML Premedia Services: Vinyl & DVD/BluRay (cont.)

Effective December 25, 2011

Service Type	Standard					Composite	Premium					Turn Time	Notes
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

[illegible]

UML bitMAX: Digital Ingestion & Encoding

EFFECTIVE DECEMBER 28, 2011

[illegible]

UML bitMAX: Digital Ingestion & Encoding

Effective December 25, 2011

[illegible]

[illegible] Encoding							
From SAM Archive	each Performer	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible] Encoding							
From SAM Archive	each Performer	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]

[illegible]

Download from bitMAX	N/C
[illegible]	per file [illegible] $ [illegible] [illegible]
Via Data DVD	per disc $ [illegible]
[illegible]	$ [illegible]
[illegible]	$ [illegible]

[illegible]

[illegible]

Handling, Processing and Delivery	$ [illegible] base [illegible]
Rush Delivery	$ [illegible] [illegible]
Per Asset	$ [illegible] each [illegible]
[illegible]	$ [illegible] each

Digital Ingest (interface content only)**		
Economy	within 1 business day	Standard rate card applies
Express	within 4 hours	50% surcharge
Rush	within 2 hours (when possible)	2X standard rate card

**Above turnarounds also apply to Post Production Services such as Editorial and Sound Engineering.

Product from Bash**		
Economy	next day	10% discount
Standard	8 hours	Standard rate card applies
Rush	less than 4 hours	50% surcharge / confirmation with bitMAX scheduler is required

Any work done outside normal operating hours incurs additional [illegible] hourly fee. This includes time spent waiting for delivery of assets.

Playlist/Game Reel Creation		
Standard Charge	Playlist/Game Reel Creation (One-time charge when full order is placed)	[illegible]

Duplication Tape	[illegible]	[illegible]	[illegible]	[illegible]
Digibeta 1-34	[illegible]	[illegible]	[illegible]	[illegible]
Digibeta 35+	[illegible]	[illegible]	[illegible]	[illegible]
Beta SP 1-34	[illegible]	[illegible]	[illegible]	
Beta SP 35+	[illegible]	[illegible]	[illegible]	
VHS 1-34	[illegible]	[illegible]	[illegible]	
VHS 35+	[illegible]	[illegible]	[illegible]	
D2 1-34	[illegible]	[illegible]	[illegible]	
D2 35+	[illegible]	[illegible]	[illegible]	
mini DV 1-34	[illegible]	[illegible]	[illegible]	
mini DV 35+	[illegible]	[illegible]	[illegible]	
DV cam 1-34	[illegible]	[illegible]	[illegible]	
DV Cam 35+	[illegible]	[illegible]	[illegible]	
HDCAM	[illegible]	[illegible]	[illegible]	[illegible]

UML bitMAX: Duplication & Post Production Services

EFFECTIVE DECEMBER 25, 2011

10

[illegible]

DVD-R	Quantity	[illegible] Price	[illegible] Price	Per Disc
[illegible]	1-9	$ [illegible]	$ [illegible]	[redacted]
	10-19	$ [illegible]	$ [illegible]	
	20-49	$ [illegible]	$ [illegible]	
	50-99	$ [illegible]	$ [illegible]	
	100-199	$ [illegible]	$ [illegible]	
	200-499	$ [illegible]	$ [illegible]	
	500+	$ [illegible]	$ [illegible]	

[illegible]

BluRay [illegible]	Quantity	[illegible] Price	[illegible] Price	[redacted]	[illegible]	[redacted]
[illegible]	1-9	$ [illegible]	$ [illegible]		$ [illegible]	
	10+	$ [illegible]	$ [illegible]		$ [illegible]	

[illegible]		[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	DigiBeta	N/C	N/C	N/C	N/C	N/C	N/C
	Beta SP	N/C	N/C	N/C	N/C	N/C	N/C
	1"	N/C	N/C	N/C	N/C	N/C	N/C
	3/4"	N/C	N/C	N/C	N/C	N/C	N/C
	VHS	N/C	N/C	N/C	N/C	N/C	N/C
	[illegible]	N/C	N/C	N/C	N/C	N/C	N/C
	[illegible]	N/C	N/C	N/C	N/C	N/C	N/C

[illegible]			
	[illegible]	$ [illegible]	per tape
	[illegible]	$ [illegible]	per CD
	[illegible]	$ [illegible]	per disc

DVD Authoring	Per Hr
[illegible]	[illegible]
[illegible]	$ [illegible]
[illegible]	$ [illegible]

[illegible]

Editorial Fees	Per Hr
[illegible]	$ [illegible]
[illegible]	$ [illegible]
[illegible]	
[illegible]	$ [illegible]
[illegible]	$ [illegible]

[illegible]

UML bitMAX: Duplication & Post Production Services

Effective December 25, 2011

[illegible]

Promotional Audio Distribution

Promotional Deliveries

Type of Send	Number of Tracks	Rate Per Send
Single	1	$ 0.45
Bundle	2 - 9	$ 0.675
Album	10 - 19	$ 0.90
Box Set	20+	$ 1.35
Video	n/a	$ 1.80

Fontana Distribution, LLC
444 Spear Street, Suite 213
San Francisco, CA 94105

As of October 11, 2012

Seven Arts Music, Inc.
8439 Sunset Boulevard, 4th Floor
West Hollywood, CA 90069

Gentlepersons:

Reference is made to that certain Record Manufacturing and Distribution Agreement between Seven Arts Music, Inc. ("you") and Fontana Distribution, LLC ("Fontana") dated February 27, 2012, as said agreement may have been heretofore amended and/or modified and which agreement is in full force and effect as of the date hereof (the "Agreement"). Except as otherwise provided herein, all capitalized terms not specifically defined herein will have the same meanings ascribed to them in the Agreement.

Notwithstanding anything to the contrary contained in the Agreement, in consideration of the promises, covenants, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby mutually agree that the Agreement shall be deemed to be amended effective as of the date first written above (the "Effective Date") as set forth below:

1. Paragraph 8.19 of the Agreement shall be amended by deleting said paragraph in its entirety and replacing same with the following paragraph 8.19:

> "8.19. "Territory" means the United States, Canada, and the Foreign Territory. "Foreign Territory" means the universe excluding North America and Germany, Austria, and Switzerland."

2. The Agreement shall be amended by adding the following provisions as new subparagraphs 3.03(a)(vi), (vii) & (viii):

> "(vi) On Net Receipts in the Foreign Territory: A Distribution Fee of fifteen percent (15%) of Fontana's Net Receipts received in connection with the exploitation of your Records by means of Electronic Transmission in the Foreign Territory.
>
> (vii) For sales of Records sold at Top Line prices in the Foreign Territory: Fontana shall pay you 50% of the Accounting Base.
>
> (viii) For sales of Records sold at Mid Line prices in the Foreign Territory: Fontana shall pay you 40% of the Accounting Base."

3. The Agreement shall be amended by adding the following provisions as a new paragraph 2.08:

> "2.08. (a) The distribution of Records in each country in the Foreign Territory will be on the terms and conditions set forth herein, subject to any changes that Fontana or its Designee (defined below) in a particular country reasonably require in order to be consistent with local practices and with the terms of such Designee's standard agreements with third party distributed record labels.
>
> (b) If Fontana or any Designee is unable or unwilling to physically distribute a particular Record in a particular country in the Foreign Territory ("Rejected Release"), you shall be allowed to look for and negotiate with another third party distributor for the ~~physical~~ distribution the Rejected Release solely for said country concerned. In no event shall the refusal

or inability of Fontana or its Designee to distribute any Rejected Release be considered a breach of this Agreement. If you desire a third party distributor to distribute the Rejected Release within such country, you shall submit to Fontana the terms and conditions of any such distribution deal ("Proposed Terms") and shall allow Fontana the opportunity to match the offer to distribute said Rejected Release within the country concerned upon the same terms and conditions as the Proposed Terms. Should Fontana refuse in writing to distribute the Rejected Release or fails to accept or reject the distribution of the Rejected Release within twenty (20) business days after your submission of the Proposed Terms, then Fontana's rights with regard to the particular Rejected Release shall be deemed rejected and you may then enter into the agreement set forth in the Proposed Terms with the third party distributor provided that such third party distributor specifically agrees, in writing, to accept any and all of your returns of the Rejected Release and provided that any such agreement with such third party distributor is consummated within ninety (90) days after Fontana's rejection of the Proposed Terms upon the same terms and in the same form set forth in the Proposed Terms. If that agreement is not consummated within said ninety (90) day period, Fontana's right of preemption described in this paragraph shall be revived and no Person other than Fontana (or Fontana's Designee, as applicable) will be granted any distribution rights for a Rejected Release unless you first notify Fontana of any new or revised Proposed Terms and offer to enter into an agreement with Fontana (or Fontana's Designee, as applicable) as provided in this paragraph. For the avoidance of doubt, neither Fontana nor its Designees will be required, as a condition of accepting or negotiating any Proposed Terms hereunder, to agree to any terms or conditions which cannot be fulfilled by Fontana or Fontana's Designee as readily as by any other Person or to waive any of Fontana's rights under this Agreement."

4. The Agreement shall be amended by adding the following provision as a new paragraph 3.07:

"3.07. Net Proceeds for Records sold for distribution in the Foreign Territory ("foreign sales") will be computed in the same national currency and at the same rate of exchange as Fontana is accounted to by its Designees with respect to the sale or exploitation concerned and will be subject to costs of conversion and any taxes applicable to Net Proceeds remitted by or received from its Designees. Net Proceeds on Records sold or exploited outside the United States are not due and payable by Fontana until payment therefor has been received by or credited to Fontana in the United States in U.S. dollars. For purposes of accounting to you, Fontana will treat any foreign sale as a sale made during the same billing month in which Fontana receives its Designee's accounting and payment for that sale. If Fontana does not receive payment in the United States in U.S. Dollars and is required to accept payment in a foreign country or in a foreign currency, Fontana will deposit to your credit (at your request and expense) in such currency in a depository selected by you in the country in which Fontana accepts payment of your share of Net Proceeds due and payable with respect to such sales. Such deposit will fulfill Fontana's obligations in connection therewith. If any law, government ruling or other restriction affects the amount that a Fontana Designee can remit to Fontana, Fontana may deduct from your Net Proceeds an amount proportionate to the reduction in such Designee's remittances."

5. Paragraph 2.05 of the Agreement shall be amended by making the existing provision a new subparagraph 2.06(a) and by inserting the following provision as a new subparagraph 2.05(b):

"(b) Notwithstanding anything to the contrary contained herein, with respect to the distribution of Records in the Foreign Territory, Fontana shall credit and pay to your account forty-five percent (45%) of Fontana's Net Receipts (or credits in recoupment of a previously paid advance) which are solely, directly and identifiably attributable to any public-performance and/or broadcasting income received by (or so credited to) Fontana or its Designee and relating to the Masters distributed under the Agreement, provided that the you shall not be entitled to any income from Fontana in respect of such income where you are entitled to receive income directly in respect of the same exploitation."

6. The Agreement shall be amended by adding the following provisions as a new paragraph 8.22, 8.23, 8.24 and 8.25":

"8.22. "Designee" means any affiliate, assignee, licensee, sub-distributor or designee of Fontana in a particular country, which Fontana may designate in its sole discretion, in order to effectuate the purposes of this Agreement;

8.23. "Top Line" means a price exceeding 75% of the PPD for titles sold by Fontana or Fontana's Designees for the majority (or plurality) of the new Record releases in the same format and configuration in a particular market of the Foreign Territory.

8.24. "Mid Line" means a price not exceeding 75% of the PPD for titles sold by Fontana or Fontana's Designees in the corresponding Top Line category in a particular market of the Foreign Territory.

8.25. "Accounting Base" means net sales at net published dealer price, i.e. PPD less discounts and sales tax multiplied by sales less returns and free goods."

7. Notwithstanding anything to the contrary contained herein or in the Agreement, the distribution and release of any Records under the Agreement in the Foreign Territory shall be subject to Fontana's approval in each instance in its sole discretion. Notwithstanding the preceding sentence, and for the avoidance of doubt, Fontana hereby acknowledges and agrees to distribute Records embodying Masters from the Album entitled "Undisputed" by the artist professionally known as "DMX" in the Foreign Territory.

8. Except as specifically amended herein, all other terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and affirmed.

ACCEPTED AND AGREED:

FONTANA DISTRIBUTION, LLC

By: ______________________
An Authorized Signatory

SEVEN ARTS MUSIC, INC.

By: ______________________
An Authorized Signatory

LEGAL OK

AGREEMENT

This Agreement (this "Agreement"), dated as of December 19, 2011, is entered into by and between (A) Seven Arts Music Inc., a Nevada corporation ("Buyer"), (B) Seven Arts Entertainment Inc., a Nevada corporation (together with its successors, "Company"), and (C) David Michery, an individual ("Seller").

The parties hereto agree as follows:

1. Purchase and Sale. In consideration of and upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement:

(a) Purchase. Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer on the Closing Date (as defined below), in accordance with Section 2 below, the "Music Assets" defined on Annex A subject to only the liabilities set forth on Annex A, for a purchase price of One Hundred Thousand (100,000) shares (the "Preferred Shares") of Company's Series B Cumulative Convertible Preferred Stock (the "Preferred Stock"), having the terms and conditions set forth in the Certificate of Designations, Rights and Preferences attached hereto as Annex B (the "Certificate of Rights and Preferences"), at a price of one hundred dollars ($100.00) per share for an aggregate purchase price of Ten Million Dollars ($10,000,000), which shall be subject to Adjustment as provided in Section 3 hereof. The Seller shall have the rights with respect to the Preferred Shares specified in this Agreement and in the Certificate of Rights and Preferences.

(b) Closing. The closing of the sale of the Music Assets (the "Closing") shall occur on the second (2nd) Business Day after completion and execution of the documents included in Paragraph 2 below as Closing Deliveries, or on such other date as Seller and Buyer shall mutually agree (such date, the "Closing Date"), unless there shall be a Termination Event as defined in Section 8. If Buyer fails to perform its obligations on the Closing Date (including delivery of all Preferred Shares on such date) for any reason other than Seller's failure to satisfy the relevant representations and covenants herein contained, then in addition to all remedies available to Seller at law or in equity, Seller may, at his sole discretion and at any time, elect to consummate the investment or not, in his sole discretion, on a later date specified in writing by Company to Seller.

(c) Certain Defined Terms. As used herein, the following terms shall be defined as follows:

(i) "Acquiring Person" has the meaning set forth in the Certificate of Rights and Preferences;

(ii) "Adjustment" has the meaning set forth in Section 3 hereof.

(iii) "Business Day" means any day on which the Common Stock may be traded on the Principal Listing Exchange or, if not admitted for trading on any Market, on any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed;

(iv) "Change of Control" has the meaning set forth in the Certificate of Rights and Preferences;

(v) "Common Shares" means the shares of Common Stock of Company issued or issuable upon conversion or redemption of or as dividends with respect to the shares of Series B Preferred Stock issued or issuable hereunder, and all other Common Stock issued or issuable under the Certificate of Rights and Preferences or this Agreement;

(vi) "Common Stock" has the meaning set forth in the Certificate of Rights and Preferences;

(vii) "Conversion Price" has the meaning set forth in the Certificate of Rights and Preferences;

(viii) "Daily Market Price" has the meaning set forth in the Certificate of Rights and Preferences;

(ix) "Dividend Payment Date" has the meaning set forth in the Certificate of Rights and Preferences;

(x) "Escrow Agent" and "Escrow Agreement" shall have the meaning set forth in Section 3 hereof.

(xi) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(xii) "FINRA" means Financial Industry Regulatory Authority, Inc.

(xiii) "Investment Securities" means the shares of Series B Preferred Stock issued hereunder, and all Common Shares;

(xiv) "Market" means, with respect to a security, any National Securities Exchange or any other public securities exchange, market, quotation system or over-the-counter system on which such security is then traded or quoted;

(xv) "Majority of the Series B Preferred Stock" has the meaning set forth in the Certificate of Rights and Preferences.

(xvi) "Michery Employment Agreement," shall mean the Employment Agreement attached as Annex C.

(xvii) "Music Assets" shall have the meaning set forth on Annex A.

(xviii) "Nasdaq CM" means the Nasdaq Capital Market;

(xix) "National Securities Exchange" means the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq CM, the New York Stock Exchange or NYSE Amex;

(xx) "NET EBIT" with respect to the distribution by Buyer of sound records shall be the net accruable receipts from distribution of sound records after deductions for sales taxes, distribution fees or other charges, less any and all costs, expenses, charges, depreciation and amortization incurred by Buyer to realize such receipts, including, without limitation, royalties and advances, marketing costs, manufacturing costs, general and administrative expenses, all as determined under United States generally acceptable accounting practices, excluding only interest and income taxes.

(xxi) "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind;

(xxii) "Principal Listing Exchange" means the Nasdaq CM, but if the Nasdaq CM is not then the principal U.S. trading market for the Common Stock, then the principal U.S. national securities exchange (as defined in the Exchange Act) on which the Common Stock is then traded or quoted, which shall be a National Securities Exchange; and

(xxiii) "Redemption Price" has the meaning set forth in the Certificate of Rights and Preferences.

2. Closing Deliveries. The Closing shall take place on the Closing Date at the offices of Escrow Agent in the manner set forth below:

(a) Preferred Shares. Company shall issue and personally deliver (i) to the Escrow Agent, at Escrow Agent's offices, stock certificates representing one hundred thousand (100,000) shares of Preferred Stock in the names and amounts set forth on Annex E ("Certificate"), duly executed by Company, and shall register such shares in the shareholder register of Company in the name of Seller or as instructed by Seller in writing; provided, that Company shall have provided to Seller via e-mail or facsimile, prior to the Closing, a copy of such stock certificate in form and substance satisfactory to Seller.

(b) Music Assets. Seller shall deliver the Music Assets to Buyer by personal delivery to Escrow Agent at its offices

(i) one original Assignment Agreement dated as of the Closing Date in the form approved by Buyer, fully executed and notarized by Seller, together with originals of the DMX Agreements defined on Annex A.

(ii) executed and notarized confirmation by DMX of the validity and assignment to Buyer of the recording agreements and masters embodying DMX's performances including in the music assets in the form approved by Buyer.

(iii) executed Distribution Agreement between Fontana Music and Buyer for the distribution of inter alia sound records embodying the performance of DMX in a form approved by Buyer.

~~(iv) assignment of all member interests in Topsail LLC in a form and substance acceptable to Buyer.~~

~~(v) executed Employment Agreement with Charles Gallo, in form acceptable to Buyer, which shall include an obligation to pay Gallo $150,000 from gross receipts from the first two DMX Albums.~~

(c) Michery Employment Agreement. Buyer shall personally deliver to Seller on the Closing date two executed originals of the Michery Employment Agreement, which shall be countersigned by Seller and one executed original Michery Employment Agreement returned to Buyer.

The deliveries specified in this Section 2 shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

3. Escrow Agent/Adjustments.

(a) The Certificates shall on Closing be deposited with the following escrow agent ("Escrow Agent") pursuant to the Term of an escrow agreement ("Agreement") of dates on the Closing Date in the form of Annex D, including the terms set forth below:

Smith & Associates
433 North Camden Drive, Suite 600
Beverly Hills, California 90210
Attn: J. Holt Smith

(b) The Escrow Agreement shall provide that Escrow Agent shall hold (i) the Certificates representing 50,000 Preferred Shares and not permit conversion of such Preferred Shares prior to the later of six (6) months after the Closing Date or receipt of a written confirmation from Seller and Company that delivery has been made and that release of such Preferred Shares to Seller may occur after taking into account any

(b) Music Assets. Seller shall deliver the Music Assets to Buyer by personal delivery to Escrow Agent at its offices

(i) one original Assignment Agreement dated as of the Closing Date in the form approved by Buyer, fully executed and notarized by Seller, together with originals of the DMX Agreements defined on Annex A.

(ii) executed and notarized confirmation by DMX of the validity and assignment to Buyer of the recording agreements and masters embodying DMX's performances including in the music assets in the form approved by Buyer.

(iii) executed Distribution Agreement between Fontana Music and Buyer for the distribution of inter alia sound records embodying the performance of DMX in a form approved by Buyer.

~~(iv) assignment of all member interests in Topsail LLC in a form~~ and ~~substance acceptable to Buyer.~~

~~(v) executed Employment Agreement with Charles Gullo, in~~ form ~~acceptable to Buyer, which shall include an obligation to pay Gullo $150,000 from gross receipts from the first two DMX Albums.~~

(c) Michery Employment Agreement. Buyer shall personally deliver to Seller on the Closing date two executed originals of the Michery Employment Agreement, which shall be countersigned by Seller and one executed original Michery Employment Agreement returned to Buyer.

The deliveries specified in this Section 2 shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

3. Escrow Agent/Adjustments.

(a) The Certificates shall on Closing be deposited with the following escrow agent ("Escrow Agent") pursuant to the Term of an escrow agreement ("Agreement") of dates on the Closing Date in the form of Annex D, including the terms set forth below:

Smith & Associates
433 North Camden Drive, Suite 600
Beverly Hills, California 90210
Attn: J. Holt Smith

(b) The Escrow Agreement shall provide that Escrow Agent shall hold (i) the Certificates representing 50,000 Preferred Shares and not permit conversion of such Preferred Shares prior to the later of six (6) months after the Closing Date or receipt of a written confirmation from Seller and Company that delivery has been made and that release of such Preferred Shares to Seller may occur after taking into account any

Adjustments set forth in Section 3(c) below, and (ii) Certificates representing 50,000 Preferred Shares and not permit conversion of such Preferred Shares prior to the later of two (2) years after the Closing Date or receipt of a written confirmation from Seller and Company of release of such Preferred Shares to Seller after taking into account any Adjustments set forth in Section 3(d) below.

(c) Adjustment shall be made in the amount of the initial 50,000 Preferred Shares to be delivered to Seller to the extent Seller does not deliver to Buyer two fully mastered albums of no less than ten (10) completed sound recordings ready in all respects for commercial release as sound records and embodying the performances of the recording artist Earl Simmons known professionally as DMX ("DMX Albums"). For the purpose of this Agreement, "delivery" shall mean the delivery of the hard drive containing the Pro Tools session files listed on Annex A hereof. The Adjustment shall be a reduction in the Preferred Stock of 25,000 Preferred Shares for each DMX Album not delivered to Buyer on or before the date one (1) year after the Closing Date.

(d) Adjustment shall be made in the number of Preferred Shares to be delivered to Seller to take account of the Net EBIT realized by Buyer from distribution of the DMX Albums and two albums embodying the performance of Bone Thugs-n-Harmony, determined by Company's independent auditor ("CPA") for the five years ("Earning Period") immediately following Closing Date ("Special EBIT"). The CPA shall deliver to Company and Seller its calculation of the Special EBIT within 60 days after the end of the Earnings Period ("CPA Calculation"). Company and Seller may accept the CPA calculation or either may elect to conduct an arbitration under the rules of the American Arbitration Association in Los Angeles, California ("Arbitration") solely to determine if the CPA Calculation is true and correct. Should the Special EBIT as agreed by Seller and Company based on the CPA Calculation or as determined by Arbitration be less than $5,000,000, then the Preferred Shares shall be reduced (but not increased) to an amount equal to 50,000 multiplied by a fraction, the numerator of which is the Special EBIT determined by agreement of Company and Seller and or by Arbitration and the denominator of which is $5,000,000. The Preferred Shares shall be released from escrow at the close of the first calendar quarter during the Earnings Period that a CPA calculation or agreement between Seller and Buyer demonstrate Special EBIT of no less than $5,000,000. Notwithstanding anything to the contrary, no costs or amortization related to any other sound records or any other activities of Buyer or Company shall be taken into account in determining Special EBIT for purposes hereunder.

(e) Company and Seller shall promptly send written confirmation, if any, of the Adjustment to the number of Preferred Stock to the Escrow Agent required by Section 3(c) or (d) above.

4. Representations and Warranties of Company and Buyer. Company and Buyer hereby represent and warrant to Seller as of the date hereof and as of the Closing Date, as follows, subject to such disclosure, qualification or limitation set forth in the Registration Statement on Form F-1 filed by Company's predecessor on June 24, 2011:

(a) Incorporation. Company has been duly incorporated and validly exists in good standing under the laws of Nevada.

(b) Authorization. The execution, delivery and performance of this Agreement and the Certificate of Rights and Preferences (including the authorization, sale, issuance and delivery of the Investment Securities) have been duly authorized by all requisite corporate action and no further consent or authorization of Company and its respective Boards of Directors is required.

(c) Execution and Delivery. This Agreement has been duly executed and delivered by Company and Buyer and, when this Agreement is duly authorized, executed and delivered by Seller, it will be a valid and binding agreement enforceable against Company and Buyer in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

(d) Corporate Power; Qualification. Company and Buyer have full corporate power and authority necessary to (i) own and operate their properties and assets, (ii) execute and deliver this Agreement, (iii) perform their obligations hereunder and under the Certificate of Rights and Preferences (including, but not limited to, the issuance of the Investment Securities) and (iv) carry on their business as presently conducted and as presently proposed to be conducted. Company and Buyer are duly qualified and are authorized to do business and are in good standing as foreign corporations in all jurisdictions in which the nature of their activities and of their properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means any material adverse effect with respect to (A) the business, properties, assets, operations, results of operations, revenues, prospects or condition, financial or otherwise, of Company and its subsidiaries taken as a whole, (B) the legality, validity or enforceability of the Agreement, or (C) Company's and Buyer's ability to perform fully on a timely basis its obligations under the Agreement or the Certificate of Rights and Preferences.

(e) No Consents. No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by Company or Buyer of this Agreement or the performance by Company or Buyer of any of their obligations hereunder.

(f) No Conflict.

(i) Neither the execution and delivery by Company or Buyer of this Agreement nor the performance by Company or Buyer of any of their obligations hereunder:

(1) violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice

or the lapse of time or both would be reasonably likely to constitute a default) or creates any rights in respect of any Person under (A) the articles of incorporation or by-laws or comparable organizational documents of Company or Buyer or any of their subsidiaries, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body, or arbitrator having jurisdiction over Company or Buyer or any of their subsidiaries or any of their respective properties or assets, (C) the terms of any bond, debenture, indenture, credit agreement, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, lease, mortgage, deed of trust or other instrument to which Company or Buyer or any of their subsidiaries is a party, by which Company or Buyer or any of their subsidiaries is bound, or to which any of the properties or assets of Company or Buyer or any of their subsidiaries is subject, (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which Company is a party, or (E) any rule or regulation of the Principal Listing Exchange applicable to Company or the transactions contemplated hereby or of FINRA; or

(2) results in the creation or imposition of any lien, charge or encumbrance upon any Investment Securities or upon any of the properties or assets of Company or Buyer or any of their subsidiaries.

(ii) There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the charter documents of Company or the laws of its jurisdiction of formation that is or would become applicable to Seller as a result of Seller and Company fulfilling their obligations or exercising their rights under this Agreement or the Certificate of Rights and Preferences.

(g) Valid Issuance. When issued to Seller against payment therefor, each Investment Security:

(i) will have been duly and validly authorized, duly and validly issued, fully paid and non-assessable;

(ii) will be free and clear of any security interests, liens, claims or other encumbrances; and

(iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of Company.

(h) Registration and Listing. Company satisfies all continued listing criteria of the Principal Listing Exchange. No present set of facts or circumstances will (with the passage of time or the giving of notice or both or neither) cause any of the Common Stock to be delisted from the Principal Listing Exchange. All of the Common Shares will, when issued, be duly listed and admitted for trading on all of the Markets where shares of Common Stock are traded, including the Principal Listing Exchange.

(i) Proceedings. There is no pending or, to the best knowledge of Company or Buyer, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Company or any of its affiliates that would affect the execution by Company or Buyer of, or the performance by Company or Buyer of their obligations under, this Agreement or the Certificate of Rights and Preferences.

(j) Public Filings. Since January 1, 2008, none of Company's or of Seven Arts Pictures plc's ("PLC") filings with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") or under Section 13 or 15(d) of the Exchange Act (each an "SEC Filing"), including the financial statements and schedules of Company or PLC, as applicable, and results of operations and cash flow contained therein, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading. Since January 1, 2008, there has not been any pending or, to the best knowledge of Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Company, PLC or any of their subsidiaries or affiliates except as disclosed in Company's and PLC's SEC Filings on or before the date immediately prior to and excluding the date hereof, (ii) since the date of Company's or PLC's most recent SEC Filing, there has not been, and Company and PLC are not aware of, any development or condition that is reasonably likely to result in, a Material Adverse Effect, and (iii) Company's and PLC's SEC Filings made before and excluding the Closing Date fully disclose all material information concerning Company, PLC and their subsidiaries (other than the existence and terms of this Agreement).

(k) Exempt Offering. The offer and sale of the Investment Securities to Seller pursuant to this Agreement will, subject to the accuracy of Seller's representations and warranties contained in Section 6 hereof, be made in accordance with an exemption from the registration requirements of the Securities Act and any applicable state law. Neither Company nor any agent on its behalf has solicited or will solicit any offers to buy or has offered to sell or will offer to sell all or any part of the Investment Securities or any other securities to any Person or Persons so as to bring the sale or issuance of the Investment Securities by Company within the registration provisions of the Securities Act.

(l) Capitalization. The authorized capital stock of Company will consist of fifty million (50,000,000) shares of capital stock, $0.01 par value per share, of which (A) forty-nine million (49,000,000) shares will be designated Common Stock and (B) one million (1,000,000) shares will be designated Series A and/or Series B Preferred

Stock. All of the outstanding shares of Common Stock are, and all shares of capital stock which may be issued pursuant to stock options, warrants, preferred stock or other convertible rights will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable, free of any preemptive rights in respect thereof and issued in compliance with all applicable state and federal laws concerning issuance of securities. Except as set forth above or as disclosed in writing, and except for shares of Common Stock or other securities issued upon conversion, exchange, exercise or purchase associated with the securities, options, warrants, rights and other instruments referenced above, no shares of capital stock or other voting securities of Company are outstanding, no equity equivalents, interests in the ownership or earnings of Company or other similar rights are outstanding, and there were no existing options, warrants, calls, subscriptions or other rights or agreements or commitments relating to the capital stock of Company or any of its subsidiaries or obligating Company or any of its subsidiaries to issue, transfer, sell or redeem any shares of capital stock, or other equity interest in, Company or any of its subsidiaries or obligating Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment.

(m) Insolvency. The sum of Company's assets, both at a fair valuation and at present fair salable value, exceeds its liabilities, including contingent liabilities. Company has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted. Company has not incurred debt, and does not intend to incur debt, beyond its ability to pay such debt as it matures. For purposes of this paragraph, "debt" means any liability on a claim, and "claim" means (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities are computed at the amount, which, in light of all the facts and circumstances existing at the time, represents the amount, which can reasonably be expected to become an actual or matured liability.

(n) Consideration. As of the Closing Date, the consideration that Buyer is receiving from Seller is equivalent in value to the consideration Seller is receiving from Buyer pursuant to this Agreement. As of the Closing Date, under the terms of this Agreement, Buyer is receiving fair consideration from Seller for the agreements, covenants, representations and warranties made by Company and Buyer to Seller.

(o) No Integrated Offering. Neither Company nor any Person acting on their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Investment Securities to be integrated with prior offerings by Company for purposes of the Securities Act or the rules and regulations of FINRA or the Principal Listing Exchange.

(p) Regulatory Permits. Company possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their business. Company is not in material violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to it.

(q) Foreign Corrupt Practices. Neither Company or any of its subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(r) Sarbanes-Oxley Act. Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(s) Transactions With Affiliates. Except as disclosed in Company's and PLC's SEC Filings, and other than the grant of stock options and restricted and non-restricted stock grants disclosed that are required to be publicly disclosed, none of the officers, directors or employees of Company or PLC is presently a party to any transaction with Company required to be disclosed pursuant to Regulation S-K Item 404, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of Company or PLC, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner, which such transaction would be required to be disclosed.

(t) Title to and Sufficiency of Assets. Company owns and has good title, or have a valid leasehold interest in or license to, each of the material assets that are necessary to carry on its business as presently conducted and as presently proposed to be conducted, free and clear of all liens (other than liens described in its SEC Filings).

(u) Insurance. Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged.

(v) Employee Relations. Company is in material compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours.

(w) Intellectual Property Rights. Except as disclosed in Company's and PLC's SEC Filings:

(i) Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, trade secrets and other intellectual property rights ("Intellectual Property Rights") currently used in its business as now conducted or necessary to conduct its business as now conducted or as proposed to be conducted in the future and all such Intellectual Property Rights are, to the knowledge of Company, valid, subsisting and enforceable.

(ii) The operation of the business as currently conducted by Company does not infringe, violate or misappropriate the Intellectual Property Rights of any third party, or constitute an unfair competition or an unfair trade practice under any applicable law, except in each event, where individually or in the aggregate, such infringement, violations, misappropriations or unfair competition or trade practice could not reasonably be expected to result in a Material Adverse Effect on the finances or operations of Company, and Company has not received any written notice from any third party claiming any of the foregoing.

(iii) There is no claim, action or proceeding pending or threatened in writing against Company regarding its Intellectual Property Rights or which would otherwise restrict or materially delay the development, testing, approval, use, distribution or sale of its products (including those under development).

(iv) Company has used commercially reasonable efforts to defend and enforce its Intellectual Property Rights and to its knowledge, no third party is currently infringing, violating or misappropriating any of its Intellectual Property Rights.

(v) Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, including third party confidential information and trade secrets provided to it under a duty of confidentiality or non-disclosure. To Company's knowledge, none of Company's confidential information or trade secrets have been used, disclosed or publicized in any unauthorized manner.

(x) Investment Company. Company is not, and is not an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(y) Tax Status. Except as would not have a Material Adverse Effect, Company (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in

amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

(z) Internal Accounting and Disclosure Controls. Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 promulgated under the Exchange Act) that are effective in ensuring that information required to be disclosed by it in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by it in the reports that it files or submits under the Exchange Act is accumulated and communicated to its management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

5. Registration Provisions.

(a) Initial Registration. Upon written demand of Seller, given only once, (the "Demand"), and delivered to Company no earlier than one (1) year after the Closing Date or at any time Company proposes to register and sell shares of Common Stock ("Piggyback"), Company shall provide Seller with a draft registration statement on Form S-1 to be filed by Company with the SEC (together with any amendments and supplements thereto and any replacement registration statement with respect thereto, the "Registration Statement") that covers the resale of all Covered Securities (as defined below) with respect to such Closing Date. Seller shall have the right to approve the description of the selling shareholder, plan of distribution and all other references to Seller and the affiliates contained in each Registration Statement. Company shall, at its own expense, file each Registration Statement including the description, as approved by Seller, of the selling shareholder, plan of distribution and all other references to Seller and the affiliates contained in the Registration Statement, as soon as practicable after such approval by Seller, and in no event later than ten (10) days after the applicable Closing Date. Company shall use its best efforts to cause each Registration Statement to be declared effective by the SEC as soon as practicable. Company shall promptly amend the applicable Registration Statement (or, if necessary, file a new registration statement) at any time that the number of Covered Securities exceeds the number of Common Shares registered on such Registration Statement, so that all such Common Shares shall be registered and freely tradable. "Covered Security" means all Common Stock to be

issued on conversion of Preferred Stock. The obligations to file the Registration Statements and maintain the effectiveness of the Registration Statements as provided in this Section 5 are referred to herein as the "Registration Requirement." Company shall not be obligated in the case of a Piggyback Registration Requirement to require any underwriter to actually acquire or resell any Covered Security and makes no representation herein to that effect.

(b) Maintenance of Registration. Company will: (A) keep each Registration Statement effective until the earlier of (x) the later of (i) the second (2nd) anniversary of the issuance of the last Covered Security required to be included in such Registration Statement that may be issued, or (ii) such time as all of the Covered Securities issued or issuable hereunder can be sold by Seller or any of its affiliates immediately without compliance with the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act ("Rule 144") and (y) the date all of the Covered Securities issued or issuable shall have been sold by Seller and his affiliates (such later period, the "Registration Period"); (B) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement (as so amended and supplemented from time to time, the "Prospectus") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Covered Securities by Seller or any of his affiliates; (C) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as Seller from time to time may reasonably request; (D) cause all Covered Securities to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by Company are then listed and/or quoted; (E) provide a transfer agent and registrar for all Covered Securities and a CUSIP number for all Covered Securities; (F) otherwise comply with all applicable rules and regulations of the SEC, the Principal Listing Exchange and any other Market on which the Covered Securities are obligated to be listed and/or quoted under this Agreement; and (G) file the documents required of Company and otherwise obtain and maintain requisite blue sky clearance in (x) all jurisdictions in which any of the shares of Common Stock were originally sold and (y) all other states specified in writing by Seller, provided, however, that as to this clause (y), Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

(c) Prospectus Delivery. Company shall furnish to Seller upon request a reasonable number of copies of the applicable Prospectus and any supplement to or amendment of such Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Covered Securities by Seller or any of his affiliates pursuant to any Registration Statement.

(d) Rule 144 and S-3 Availability. With a view to making available to Seller and his affiliates the benefits of Rule 144 and Form S-3 under the Securities Act, Company covenants and agrees to: (A) make and keep available adequate current public information (within the meaning of Rule 144) concerning Company, until the earlier of (x) the second (2nd) anniversary of the issuance of the last Covered Security to be issued and (y) such date as all of the Covered Securities shall have been resold by Seller or any

of his affiliates; and (B) furnish to Seller upon request, as long as Seller owns any Covered Securities, (x) a written statement by Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of Company, and (z) such other information as may be reasonably requested in order to avail Seller and the affiliates of Rule 144 or Form S-3 with respect to such Covered Securities.

(e) Blackout Periods. Notwithstanding anything else in this Section 5, if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Covered Security, Company determines in good faith and upon the advice of its outside counsel that a development occurred or a condition existed prior to effectiveness of any Registration Statement as a result of which such Registration Statement or the applicable Prospectus contains a material misstatement or omission, or that a material transaction in which Company is engaged or proposes to engage would require an immediate amendment to such Registration Statement, a supplement to such Prospectus, or a filing under the Exchange Act or other public disclosure of material information and the disclosure of such transaction would be premature or injurious to the consummation of the transaction, Company will immediately notify Seller thereof by telephone and in writing. Upon receipt of such notification, Seller and his affiliates will immediately suspend all offers and sales of any Covered Security pursuant to such Registration Statement. In such event, Company will amend or supplement such Registration Statement and the applicable Prospectus or make such filings or public disclosures as promptly as practicable and will take such other steps as may be required to permit sales of the Covered Securities thereunder by the affiliates in accordance with applicable federal and state securities laws. Company will promptly notify Seller after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of such Registration Statement and the applicable Prospectus (as so amended or supplemented, if applicable) to Seller in accordance with paragraphs (b) and (c) of this Section 5. Notwithstanding the foregoing, (A) under no circumstances shall Company be entitled to exercise its right to suspend sales of any Covered Securities as provided in this Section 5(e) and pursuant to any Registration Statement more than twice in any twelve (12) month period, (B) the period during which such sales may be suspended (each a "Blackout Period") at any time shall not exceed thirty (30) calendar days, and (C) no Blackout Period may commence less than thirty (30) calendar days after the end of the preceding Blackout Period.

6. Representations and Warranties of Seller. Seller hereby represents and warrants to Company and Buyer on the date hereof and on the Closing Date:

(a) Assignment of Music Assets. Each of the Assignment Agreements delivered at Closing has been duly executed and delivered by Seller and when executed and delivered to Buyer will be a valid and binding agreement assigning the Music Assets to Buyer TO HAVE AND TO HOLD, without condition or limitation, and fully enforceable in accordance with its terms, subject to bankruptcy insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights generally and/or generally principles of equity.

(b) Authorization, Execution and Delivery. This Agreement has been duly executed and delivered by Seller and, when duly authorized, executed and delivered to Company and Buyer, will be a valid and binding agreement enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

(c) No Endorsement. Seller understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Investment Securities.

(d) Accredited Investor. Seller is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

(e) No Distribution. Seller is purchasing the Investment Securities for his own account for investment only and not with a view to, or for resale in connection with, the public sale or distribution thereof in the United States, except pursuant to sales registered under the Securities Act or an exemption therefrom.

(f) Registration Exemption. Seller understands that the Investment Securities are being or will be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Company is relying on the truth and accuracy of, and Seller's compliance with, the representations, warranties and agreements of Seller set forth herein in order to determine the availability of such exemptions and the eligibility of Seller to acquire the Investment Securities.

(g) Contracts. There shall be no contracts to which Seller is a party or equivalent equitable or legal rights or obligation binding Seller or the Music Assets except as set forth on Annex A attached hereto, including without limitation any employment, consulting or service contracts of any kind or nature.

(h) Title to and Sufficiency of Assets. Seller has good title, or has a valid license to, each of the Music Assets, free and clear of all liens, claims or encumbrances, except as set forth on Annex A hereof.

(i) Intellectual Property Rights.

(i) Seller owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, trade secrets and other intellectual property rights to the Music Assets ("Intellectual Property Rights") currently used in its business as now conducted or necessary to conduct its business as now conducted or as proposed to be conducted in the future and all such Intellectual Property Rights are, to the knowledge of Seller, valid, subsisting and enforceable.

(ii) The operation of the business as currently conducted by Seller or his affiliates does not infringe, violate or misappropriate the Intellectual

Property Rights of any third party, or constitute an unfair competition or an unfair trade practice under any applicable law, except in each event, where individually or in the aggregate, such infringement, violations, misappropriations or unfair competition or trade practice could not reasonably be expected to result in a Material Adverse Effect on the finances or operations of Seller, and Seller has not received any written notice from any third party claiming any of the foregoing.

(iii) There is no claim, action or proceeding pending or threatened in writing against Seller regarding its Intellectual Property Rights or which would otherwise restrict or materially delay the development, testing, approval, use, distribution or sale of its products (including those under development).

(iv) Seller has used commercially reasonable efforts to defend and enforce its Intellectual Property Rights and to its knowledge, no third party is currently infringing, violating or misappropriating any of its Intellectual Property Rights.

(v) Seller has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, including third party confidential information and trade secrets provided to it under a duty of confidentiality or non-disclosure. To Seller's knowledge, none of Seller's confidential information or trade secrets have been used, disclosed or publicized in any unauthorized manner.

7. Operational Covenants. Company, Buyer and Seller agree to the following operational covenants in the conduct of Buyer's business for the three (3) years immediately following the Closing Date:

(a) Buyer and Seller shall enter into the Michery Employment Agreement at Closing, which will provide a minimum allowance of $60,000 per calendar month for Seller and six other employees of Buydr for the term of the Michery Employment Agreement, and including up to 2,000,000 options for Seller and his assigns to acquire common stock of Company at the closing bid price on NASDAQ on the Closing Date, subject to "vesting" as provided in the Michery Employment Agreement.

(b) Seller as chief executive officer of Buyer will submit to the Board of Directors of Company ("Board") for approval a business plan for each fiscal year, starting with the fiscal year ended June 30, 2012, which shall set forth in the budgeted revenues and Net EBIT for Buyer for such fiscal year ("Annual Budget.") The Annual Budget will be subject to the approval and adjustment by the Board. The Board may reduce the Minimum Salaries if the actual Net EBIT of Buyer shows a net loss for any two consecutive calendar quarters or a net loss for any fiscal year of Buyer.

(c) Company and Buyer shall expend no less than $800,000 for the release of each of the DMX Albums, net of cooperative advertising costs and manufacturing costs, pursuant to a detailed marketing budget approved by Buyer.

(d) The Assignment Agreement will provide that 50% of the Net EBIT derived by Buyer from the DMX Albums shall be payable to Seller, which payments shall reduce Net EBIT for all purposes hereof.

8. Termination.

(a) Termination Events. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(i) by mutual written consent of the parties;

(ii) by Seller, in the event of a breach by Company or Buyer of any material representation, warranty, covenant or other agreement of Company or Buyer contained in this Agreement;

(iii) by Company or Buyer, in the event of a breach by Seller of any material representation, warranty, covenant or other agreement of Seller contained in this Agreement;

(iv) by Company or Buyer, if the Closing shall not have been consummated on or prior to February 28, 2012 (the "Outside Date"); or

(v) by any party if any governmental agency or body shall have issued an order, decree or ruling or taken any other action enjoining, restraining or otherwise prohibiting or hindering the transactions contemplated hereby.

(b) Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6(a) hereof, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of any party or, to the extent applicable, their respective officers, directors, fiduciaries or equity holders, except for any liability of any party for any breach of this Agreement prior to such termination and the provisions of Sections 11, 12 and 13.

9. Legend. Subject to Section 5, Seller understands that the certificates or other instruments representing the Investment Securities shall bear a restrictive legend composed of exactly the following words (and a stop transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR (2) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT.

The legend set forth above shall be removed and Company shall issue a certificate without such legend to any holder of Investment Securities if, unless otherwise required by state securities laws, such shares are or can be sold pursuant to an effective Registration Statement under the Securities Act, Rule 144 or another applicable exemption from registration.

10. Fees and Expenses. Seller, on the one hand, and Company and Buyer, on the other hand, agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to the fees, expenses and disbursements of such party's counsel, except as is otherwise expressly provided in this Agreement. Notwithstanding the foregoing, Company shall pay all fees and expenses associated with the Registration Statement and any Prospectus, including, without limitation, all fees and expenses associated with any SEC or FINRA filing, if applicable.

11. Indemnification.

(a) Indemnification of Seller. Company hereby agrees to indemnify Seller and each of the agents and attorneys of any of the foregoing Persons (each a "Seller Indemnified Party") against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees and expenses incurred by such Seller Indemnified Party in investigating or defending any such proceeding or potential proceeding and regardless of whether the foregoing results from a third party claim or otherwise) (all of the foregoing, including associated costs and expenses being referred to herein as a "Proceeding"), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

(i) any untrue or alleged untrue statement of a material fact in a SEC Filing by Company or any of its affiliates or any Person acting on its or their behalf or omission or alleged omission to state therein any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Company or any of its affiliates or any Person acting on its or their behalf;

(ii) any of the representations or warranties made by Company herein being untrue or incorrect at the time such representation or warranty was made; and

(iii) any breach or non-performance by Company of any of its covenants, agreements or obligations under, this Agreement and the Certificate of Rights and Preferences;

provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of, or is based upon, the gross negligence or willful misconduct of Seller in connection therewith.

(b) Indemnification of Company and Buyer. Seller hereby jointly and severally agree to indemnify Company and Buyer and each of their officers, directors, employees, consultants, agents, attorneys, accountants and affiliates and each Person that

controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing Persons against any Proceeding, that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

(i) any untrue or alleged untrue statement of a material fact included in an SEC filing by Company with the express written consent of Seller or any of his affiliates or any Person acting on his behalf or omission or alleged omission to state any such material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Seller or any of his affiliates or any Person acting on his behalf;

(ii) any of the representations or warranties made by Seller herein being untrue or incorrect at the time such representation or warranty was made; and

(iii) any breach or non-performance by any Seller of any of its covenants, agreements or obligations under this Agreement;

provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of, or is based upon, the gross negligence or willful misconduct of Company or Buyer in connection therewith.

(c) Conduct of Claims.

(i) Whenever a claim for indemnification shall arise under this Section 11 as a result of a third party claim, the party seeking indemnification (the "Indemnified Party"), shall notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail; provided, that the Indemnified Party shall not be foreclosed by any failure to provide timely notice of the existence of a third party claim to the Indemnifying Party except to the extent that the Indemnifying Party has been materially prejudiced as a direct result of such delay;

(ii) Such Indemnifying Party shall have the right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

(iii) No Indemnifying Party shall, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably

withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 13 unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

12. Survival of the Representations, Warranties, etc. The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall survive the Closing and the issuance of Common Shares or redemption of shares of Preferred Stock pursuant to the Certificate of Rights and Preferences or otherwise pursuant to this Agreement and remain in full force and effect until the later of (i) the third (3rd) anniversary of such Closing or such issuance and (ii) the first (1st) anniversary of a Change of Control, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or Person controlling or under common control with, such party and will survive delivery of and payment for any Investment Securities issuable hereunder or thereunder, and even if a party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of the applicable Closing or issuance.

13. Notices. All communications hereunder shall be in writing and delivered as set forth below.

(a) If sent to Seller, all communications will be deemed delivered: if delivered by hand, on the day received by Seller; if sent by reputable overnight courier, on the next Business Day; and if transmitted by facsimile to Seller, on the date transmitted (provided such facsimile is later confirmed), in each case to the following address (unless otherwise notified in writing of a substitute address):

David Michery
14569 Teton Drive
Hacienda Heights, CA 91745

with a copy to (which copy shall not constitute notice):

J. Holt Smith
433 N. Camden Dr.
Beverly Hills, CA 90210

(b) If sent to Company or Buyer, all communications will be deemed delivered: if delivered by hand, on the day received by Company or Buyer; if sent by reputable overnight courier, on the next Business Day; if transmitted by facsimile to Company or Buyer, on the date transmitted (provided such facsimile is later confirmed); and if transmitted by email to Company or Buyer, on the date transmitted, in each case to the following address (unless otherwise notified in writing of a substitute address):

Seven Arts Entertainment Inc.
Seven Arts Music Inc.
8439 Sunset Blvd.
Fourth Floor
West Hollywood, CA 90069
Attention: Peter Hoffman
Telephone: (323) 372-3080
Facsimile: (323) 389-0664
Email: phoffman@7artspictures.com

with a copy to (which copy shall not constitute notice):

Baker & Hostetler LLP
600 Anton Boulevard, Suite 900
Costa Mesa, CA 92626-7221
Attention: Randolf Katz, Esq.
Telephone: (714) 966-8807
Facsimile: (714) 966-8802
Email: rwkatz@bakerlaw.com

All notices delivered by Seller pursuant to this Agreement or the Certificate of Rights and Preferences shall be deemed effective automatically on the date of delivery.

14. Miscellaneous.

(a) Counterparts. The parties may execute and deliver this Agreement as a single document or in any number of counterparts, manually, by facsimile or by other electronic means, including contemporaneous photocopy or electronic reproduction by each party's respective attorneys. Each counterpart shall be an original, but a single document or all counterparts together shall constitute one instrument that shall be the agreement.

(b) Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns and, with respect to Section 11 hereof, will inure to the benefit of their respective officers, directors, employees, consultants, agents, attorneys, accountants and affiliates and each Person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing Persons, and no other Person will have any right or obligation hereunder. Company may not assign this Agreement. Notwithstanding anything to the contrary in this Agreement, any Seller may assign, pledge, hypothecate or transfer any of the rights and associated obligations contemplated by this Agreement (including, but not limited to, the Investment Securities) and the Certificate of Rights and Preferences, in whole or in part, at its sole discretion (including, but not limited to, assignments, pledges, hypothecations and transfers in connection with financing, derivative or hedging transactions with respect to this Agreement and the Investment Securities), provided, that, any such assignment, pledge, hypothecation or transfer must comply with applicable

federal and state securities laws. No Person acquiring Common Stock from any Seller pursuant to a public market purchase will thereby obtain any of the rights contained in this Agreement. This Agreement and the Certificate of Rights and Preferences constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and thereof. Except as provided in this Section 14(b), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. Nothing in this Agreement shall prohibit any Seller or any of his affiliates from engaging in any transaction in any stock index, portfolio or derivative of which Common Stock is a component.

(c) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, and each of the parties hereto hereby submits to the exclusive jurisdiction of any state or federal court in the Central District of California and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement (a "Related Proceeding"). Each of the parties hereto also agrees not to bring any Related Proceeding in any other court. Each of the parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

(d) Construction. Each party represents and acknowledges that, in the negotiation and drafting of this Agreement and the other instruments and documents required or contemplated hereby, it has been represented by and relied upon the advice of counsel of its choice. Each party hereby affirms that its counsel has had a substantial role in the drafting and negotiation of this Agreement and such other instruments and documents. Therefore, each party agrees that no rule of construction to the effect that any ambiguities are to be resolved against the drafter shall be employed in the interpretation of this Agreement and such other instruments and documents. The parties intend that each representation, warranty, covenant and investment right contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

(e) Specific Enforcement. The parties stipulate that the remedies at law of the parties hereto in the event of any default or threatened default by any party in the performance of or compliance with any of the terms of this Agreement and the Certificate of Rights and Preferences are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise. In particular, the parties acknowledge that the business of Company is unique and recognize and affirm that in the event Company breaches this Agreement, money damages would be inadequate and Seller

would have no adequate remedy at law, so that Seller shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and Company's obligations hereunder not only by action for damages but also by action for specific performance, injunctive, and/or other equitable relief.

(f) Remedies Cumulative. Any and all remedies set forth in this Agreement and the Certificate of Rights and Preferences: (i) shall be in addition to any and all other remedies the parties may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as each of the parties may elect. The exercise of any remedy by any party shall not be deemed an election of remedies or preclude such party from exercising any other remedies in the future. The prevailing party in any Related Proceeding shall be entitled to recover his or its reasonable attorneys' fees and costs (including experts' and witness fees and costs) from the unsuccessful party.

(g) Obligations. Each party agrees that the parties have negotiated in good faith and at arms' length concerning the transactions contemplated herein, and that another party would not have agreed to the terms of this Agreement without each and every of the terms, conditions, protections and remedies provided herein and in the Certificate of Rights and Preferences.

(h) Amendments. This Agreement may be amended, modified or supplemented in any and all respects, but only by a written instrument signed by the parties expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

(i) Further Assurances. Each of the parties will cooperate with the other and use its best efforts to prepare all necessary documentation, to effect all necessary filings, and to obtain all necessary permits, consents, approvals and authorizations of all governmental bodies and other third-parties necessary to consummate the transactions contemplated by this Agreement.

(j) Interpretation. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender and neuter gender of such term; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. generally accepted accounting principles; (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require; (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions; (v) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; (vi) the term "include" or "including" shall mean without limitation; (vii) the

table of contents to this Agreement and all section titles or captions contained in this Agreement or in any Schedule or Exhibit annexed hereto or referred to herein are for convenience only and shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement; (viii) any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statues and references to all attachments thereto and instruments incorporated therein; and (ix) references to a Person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

(k) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(l) Time of Essence. Time shall be of the essence in this Agreement.

(m) Currency. All dollar ($) amounts set forth herein and in the Certificate of Rights and Preferences refer to United States dollars. All payments hereunder and thereunder will be made in lawful currency of the United States of America.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

SEVEN ARTS MUSIC INC.

By: ____________________

Name: ____________________

Title: ____________________

SEVEN ARTS ENTERTAINMENT INC.

By: ____________________

Name: ____________________

By: ____________________

SELLER

____

DAVID MICHERY

ANNEX A

1. Music Agreements.

Pursuant to the "Assignment Agreement" attached as Annex E, Seller shall assign all its right, title and interest into the following "Music Agreements" subject to the terms, conditions and liabilities set forth in each Music Agreement.

A. *That* certain executed Executive Recording Agreement dated as of October 1, 2007 f/s/o Earl Simmons professionally known as "DMX" ("DMX Agreement") as amended and assigned to Seller, a true and correct copy of which being attached as Exhibit "1." Attached as Exhibit "1A" are a true and correct list of the sound recordings previously produced by Seller or its predecessors that constitute the "DMX Albums" as set forth in the Agreement to which this Annex A is attached. All rights to use and exploit the DMX Albums will be assigned to Buyers pursuant to the Assignment Agreement.

B. That certain Exclusive Recording Agreement dated as of January 17, 2012 f/s/o Bryon McCane, Steven House, Stanley House, Anthony Henderson and Charles Scruggs professional known as "B.O.N.E Thugs-N-Harmony," a true and correct copy of which being attached as Exhibit "2."

~~C. That certain Heads of Agreement for Distribution Services dated as of August 4, 2004 as amended for the distribution services in the United States of Warner-Elektra-Atlantic Corporation, a true and correct copy of which being attached as Exhibit "3."~~

~~D. All membership interest Topsail LLC ("Topsail"), the operating agreement of which being attached as Exhibit "4."~~

2. Artist Recoupment Rights.

Seller shall have the right and shall assign to Buyer pursuant to the Assignment Agreement its rights to recoup the sums set forth on Exhibit "5" from any and all royalties or other sums due to the artists set forth on Exhibit "5."

3. Commitments And Liabilities.

Seller shall assign to Buyer and Buyer shall assume pursuant to the Assignment Agreement the following commitments and liabilities of Seller:

~~A. That certain promissory note attached hereto as Exhibit "6" under which Topsail is obligated in an amount not to exceed $286,000, it being understood any sums paid by Buyer or Topsail in excess of $150,000 shall reduce to the extent thereof any payments to Gullo pursuant to the Gullo Employment Agreement.~~

B. That certain Promissory Note dated June 15, 2010 in favor of Mark Betor in the amount of $200,000, a true and correct copy of which being attached as Exhibit "7."

C. Recording costs of certain sound recording embodying the performances

of DMX in amounts approved by Buyer but not in excess of $140,000.

ANNEX A

1. <u>Music Agreements.</u>

Pursuant to the "Assignment Agreement" attached as <u>Annex B</u>, Seller shall assign all its right, title and interest into the following "<u>Music Agreements</u>" subject to the terms, conditions and liabilities set forth in each Music Agreement.

A. *That* certain executed Executive Recording Agreement dated as of October 1, 2007 f/s/o Earl Simmons professionally known as "DMX" ("DMX Agreement") as amended and assigned to Seller, a true and correct copy of which being attached as Exhibit "1." Attached as Exhibit "1A" are a true and correct list of the sound recordings previously produced by Seller or its predecessors that constitute the "DMX Albums" as set forth in the Agreement to which this Annex A is attached. All rights to use and exploit the DMX Albums will be assigned to Buyers pursuant to the Assignment Agreement.

B. That certain Exclusive Recording Agreement dated as of January 17, 2012 f/s/o Bryon McCane, Steven House, Stanley House, Anthony Henderson and Charles Scruggs professional known as "B.O.N.E Thugs-N-Harmony," a true and correct copy of which being attached as Exhibit "2."

~~C. That certain Heads of Agreement for Distribution Services dated as of August 4, 2004 as amended for the distribution services in the United States of Warner-Elektra-Atlantic Corporation, a true and correct copy of which being attached as Exhibit "3."~~

~~D. All membership interest Topsail LLC ("Topsail"), the operating agreement of which being attached as Exhibit "4."~~

2. <u>Artist Recoupment Rights.</u>

Seller shall have the right and shall assign to Buyer pursuant to the Assignment Agreement its rights to recoup the sums set forth on Exhibit "5" from any and all royalties or other sums due to the artists set forth on Exhibit "5."

3. <u>Commitments And Liabilities.</u>

Seller shall assign to Buyer and Buyer shall assume pursuant to the Assignment Agreement the following commitments and liabilities of Seller:

~~A. That certain promissory note attached hereto as Exhibit "6" under which Topsail is obligated in an amount not to exceed $286,000, it being understood any sums paid by Buyer or Topsail in excess of $150,000 shall reduce to the extent thereof any payments to Gallo pursuant to the Gallo Employment Agreement.~~

B. That certain Promissory Note dated June 15, 2010 in favor of Mark Betor in the amount of $200,000, a true and correct copy of which being attached as Exhibit "7."

C. Recording costs of certain sound recording embodying the performances

AGREEMENT

This Agreement (this "Agreement"), dated as of September 22, 2011, is entered into by and between (A) Seven Arts Entertainment Inc., a Nevada corporation (together with its successors, "Company"), (B) the owners of all capital stock of Big Jake Music Inc., a Nevada corporation (together with its successors, which owners are listed on the signature page hereto ("Stock Owners"); and (C) BJM ("BJM").

The parties hereto agree as follows:

1. Purchase and Sale. In consideration of and upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement:

(a) Purchase. Company agrees to purchase from Stock Owners, and Stock Owners agrees to sell to Company on the Closing Date (as defined below), in accordance with Section 2 below, all shares of capital stock of BJM as listed opposite each Stock Owners on the signature page hereto (collectively the "Capital Stock") for a purchase price of Eighty Thousand (80,000) shares (the "Preferred Shares") of Company's Series B Cumulative Convertible Preferred Stock (the "Preferred Stock"), having the terms and conditions set forth in the Certificate of Designations, Rights and Preferences attached hereto as Annex A (the "Certificate of Rights and Preferences"), at a price of one hundred dollars ($100.00) per share for an aggregate purchase price of Eight Million Dollars ($8,000,000), which shall be subject to Adjustment as provided in Section 3 hereof. The Stock Owners shall have the rights with respect to the Preferred Shares specified in this Agreement and in the Certificate of Rights and Preferences.

(b) Closing. The closing of the sale of the Capital Stock (the "Closing") shall occur on the tenth (10th) Business Day after and excluding the date of the complete execution hereof, or on such other date as Stock Owners and Company shall mutually agree (such date, the "Closing Date"), unless there shall be a Termination Event as defined in Section 8. If Company fails to perform its obligations on the Closing Date (including delivery of all Preferred Shares on such date) for any reason other than Stock Owners' failure to satisfy the relevant representation and covenant herein contained, then in addition to all remedies available to Stock Owners at law or in equity, Stock Owners may, at its sole discretion and at any time, elect to consummate the investment or not, in its sole discretion, on a later date specified in writing by Company to Stock Owners.

(c) Certain Defined Terms. As used herein, the following terms shall be defined as follows:

(i) "Acquiring Person" has the meaning set forth in the Certificate of Rights and Preferences;

(ii) "Adjustment" has the meaning set forth in Section 3 hereof.

(iii) "Business Day" means any day on which the Common Stock may be traded on the Principal Listing Exchange or, if not admitted for trading on any Market, on any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed;

(iv) "Change of Control" has the meaning set forth in the Certificate of Rights and Preferences;

(v) "Common Shares" means the shares of Common Stock of Company issued or issuable upon conversion or redemption of or as dividends with respect to the shares of Series A Preferred Stock issued or issuable hereunder, and all other Common Stock issued or issuable under the Certificate of Rights and Preferences or this Agreement;

(vi) "Common Stock" has the meaning set forth in the Certificate of Rights and Preferences;

(vii) "Conversion Price" has the meaning set forth in the Certificate of Rights and Preferences;

(viii) "Daily Market Price" has the meaning set forth in the Certificate of Rights and Preferences;

(ix) "Dividend Payment Date" has the meaning set forth in the Certificate of Rights and Preferences;

(x) "Escrow Agent" and "Escrow Agreement" shall have the meaning set forth in Section 3 hereof.

(xi) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(xii) "FINRA" means Financial Industry Regulatory Authority, Inc.

(xiii) "Investment Securities" means the shares of Series A Preferred Stock issued hereunder, and all Common Shares;

(xiv) "Market" means, with respect to a security, any National Securities Exchange or any other public securities exchange, market, quotation system or over-the-counter system on which such security is then traded or quoted;

(xv) "Majority of the Series B Preferred Stock" has the meaning set forth in the Certificate of Rights and Preferences.

(xvi) "Nasdaq CM" means the Nasdaq Capital Market;

(xvii) "National Securities Exchange" means the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq CM, the New York Stock Exchange or NYSE Amex;

(xviii) "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind;

(xix) "Principal Listing Exchange" means the Nasdaq CM, but if the Nasdaq CM is not then the principal U.S. trading market for the Common Stock, then the principal U.S. national securities exchange (as defined in the Exchange Act) on which the Common Stock is then traded or quoted, which shall be a National Securities Exchange; and

(xx) "Redemption Price" has the meaning set forth in the Certificate of Rights and Preferences.

2. Closing Deliveries. The Closing shall take place initially via facsimile on the Closing Date in the manner set forth below; provided, that, original certificates representing shares of Series B Preferred Stock shall be delivered via Federal Express at Company's expense, to the address of the Escrow Agent instructed by Stock Owners in writing, and a copy of the airbill evidencing that such documents have been sent shall be provided to Stock Owners on the Closing Date. At the Closing, the following deliveries shall be made:

(a) Series B Preferred Shares. Company shall issue and deliver (i) to the Escrow Agent a stock certificate representing seventy thousand (70,000) shares of Series B Preferred Stock and (ii) to the Stock Owners designated in writing by all Stock Owners at Closing, a stock certificate representing 10,000 shares of Series B Preferred Stock, duly executed and notarized by Company, and shall register such shares in the shareholder register of Company in the name of Stock Owners or as instructed by Stock Owners in writing; provided, that Company shall have provided to Stock Owners via e-mail or facsimile, prior to the Closing, a copy of such stock certificate in form and substance satisfactory to Stock Owners.

(b) Capital Stock. All of Stock Owners shall deliver to Company a stock certificate representing all the Capital Stock, duly endorsed for transfer to Company, together with executed assignments separate from certificate, duly executed and notarized by each Stock Owners, and Stock Owners shall register the shareholder register of the Capital Stock in the books of BJM in the name of Company. Stock Owners shall also deliver to Company originals of BJM's articles of incorporation and all corporate minutes and documents and resignation of all officers and directors of BJM.

The deliveries specified in this Section 2 shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

3. Escrow Agent/Adjustments.

(a) The certificates representing the Preferred Stock ("Certificates") shall on Closing be deposited with the following escrow agent ("Escrow Agent") pursuant to the Term of an escrow agreement ("Agreement") of dates on the Closing Date in the form of Annex B, including the terms set forth below:

Baker & Hostetler
600 Anton Blvd, Suite 900
Costa Mesa, CA 92626
Attn: Randy Katz

(b) The Escrow Agreement shall provide that Escrow Agent shall hold (i) Certificates representing 50,000 Preferred Shares and not permit conversion of such Preferred Shares prior to the later of one (1) year after the Closing Date or receipt of a written confirmation from Stock Owners as their interest shall appear and Company of release of such Preferred Shares to Stock Owners after taking into account any Adjustments set forth in Section 3(c) below, and (ii) Certificates representing 30,000 Preferred Shares and not permit conversion of such Preferred Shares prior to the later of two (2) years after the Closing Date or receipt of a written confirmation from Stock Owners and Company of release of such Preferred Shares to Stock Owner as their interest shall appear, after taking into account any Adjustments set forth in Section 3(d) below.

(c) Adjustment shall be made in the amount of Preferred Shares to be delivered to Stock Owners to take account of the net value to Company of Five Million Dollars ($5,000,000) of advertising credits owned by BJM and to be provided by News USA ("News USA") as set forth in the acknowledgement thereof included as Annex C (the "Advertising Credits"). It is a material term of this Agreement that the net value of the Advertising Credits in fact provided by News USA during the one (1) year period after the Closing Date ("Base Period") as invoiced by News USA shall be provided at a "billed rate" no less than $3,000,000 under News USA customary billing practice ("Billed Rate") and shall have a net value to Company and/or BJM no less than $1,000,000 for such Billed Rate as determined by Company (the "Net Value"), as one year of a projected five year commitment of Advertising Costs at a "Billed Rate" of $15,000,000 and a Net Value of $5,000,000. Company shall promptly provide Jake Shapiro ("JS"), as representative of Stock Owners, its determination for the Net Value of the Advertising Credits in fact used by BJM and/or Company in the Base Period. If that determination by Company is a Net Value of less than $1,000,000, then JS may either accept such determination or request an arbitration of the Net Value of such Advertising Credits in fact used by Company and/or such Advertising Credits in fact used by Company and/or BJM in the Base Period before a mutually approved expert in the valuation of Advertising Credits, which arbitration shall be conducted solely on the issue of the Net Value of the Advertising Credits in fact used in the Base Period, to be conducted under the rules of the American Arbitration Association ("AAA") in Los Angeles, California ("Arbitration"). Should the Net Value be less than the Billed Rate as agreed by JS and Company or pursuant to Arbitration as set forth above, the Preferred Shares shall be adjusted and reduced to an amount obtained by multiplying 50,000 by a

fraction, the numerator of which shall be the Net Value and the denominator of which shall be the greater of the Billed Rate or $3,000,000, provided that in no event shall the Adjustment as a reduction in the Preferred Shares be greater than 40,000.

(d) Adjustment shall be made in the number of Preferred Shares to be delivered to Stock Owners to take account of the average net annual earnings of BJM before interest and taxes, and depreciation amortization of assets other than intellectual property rights in music, sound recordings or other copyrightable property, determined by Company's independent auditor ("CP4") for the two years (Earning Period") immediately following Closing Date ("Bi-Annual Earnings"). The CPA shall deliver to Company and JS as agent for Stock Owners its calculation of the Average Annual Earnings within 60 days after the end of the Earnings Period ("CPA Calculation"). Company and JS may accept the CPS calculation or either may elect to conduct an Arbitration solely to determine if the CPA Calculation is true and correct. Should the Bi-annual Earnings as agreed by JS and Company based on the CPA Calculation as determined by Arbitration, then the Preferred Shares hall be reduced to an amount equal to 30,000 multiplied by a fraction, the numerator of which is the Bi-annual Earnings determined by agreement of Company and or by Arbitration and the denominator of which is $2,000,000. Company and JA on behalf of the Stock Owners shall promptly send a written confirmation, if any, to the Escrow Agent of the Adjustment required by the term of Section 3(d).

(e) Company and JS on behalf of Stock Owners shall promptly send written confirmation, if any of the Adjustment to the number of Preferred Stock to the Escrow Agent required by Section 3(c) or (d) below.

4. Representations and Warranties of Company. Company hereby represent and warrant to Stock Owners as of the date hereof and as of the Closing Date, as follows, subject to such disclosure, qualification or limitation set forth in the Registration Statement on Form F-1 filed by Company's predecessor on June 24, 2011:

(a) Incorporation. Company has been duly incorporated and validly exists in good standing under the laws of Nevada.

(b) Authorization. The execution, delivery and performance of this Agreement and the Certificate of Rights and Preferences (including the authorization, sale, issuance and delivery of the Investment Securities) have been duly authorized by all requisite corporate action and no further consent or authorization of Company and its respective Boards of Directors.

(c) Execution and Delivery. This Agreement has been duly executed and delivered by Company and, when this Agreement is duly authorized, executed and delivered by Stock Owners, will be a valid and binding agreement enforceable against Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The issuance of the Investment Securities is not and will not be subject to any preemptive right or rights of first refusal that have not been properly waived or complied with.

(d) Corporate Power; Qualification. Company has full corporate power and authority necessary to (i) own and operate its properties and assets, execute and deliver this Agreement, (ii) perform its obligations hereunder and under the Certificate of Rights and Preferences (including, but not limited to, the issuance of the Investment Securities) and (iii) carry on its business as presently conducted and as presently proposed to be conducted. Company and its subsidiaries are duly qualified and are authorized to do business and are in good standing as foreign corporations in all jurisdictions in which the nature of their activities and of their properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means any material adverse effect with respect to (A) the business, properties, assets, operations, results of operations, revenues, prospects or condition, financial or otherwise, of Company and its subsidiaries taken as a whole, (B) the legality, validity or enforceability of the Agreement, the Registration Statement or a Prospectus, or (C) Company's ability to perform fully on a timely basis its obligations under the Agreement or the Certificate of Rights and Preferences.

(e) No Consents. No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by Company of this Agreement or the performance by Company of any of its obligations hereunder.

(f) No Conflict.

(i) Neither the execution and delivery by Company of this Agreement nor the performance by Company of any of its obligations hereunder:

(1) violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or creates any rights in respect of any Person under (A) the articles of incorporation or by-laws or comparable organizational documents of Company or any of its subsidiaries, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body, or arbitrator having jurisdiction over Company or any of its subsidiaries or any of their respective properties or assets, (C) the terms of any bond, debenture, indenture, credit agreement, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, lease, mortgage, deed of trust or other instrument to which Company or any of its subsidiaries is a party, by which Company or any of its subsidiaries is bound, or to which any of the properties or assets of Company or any of its subsidiaries is subject, (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which Company is a party, or (E) any rule

or regulation of the Principal Listing Exchange applicable to Company or the transactions contemplated hereby or of FINRA; or

(2) results in the creation or imposition of any lien, charge or encumbrance upon any Investment Securities or upon any of the properties or assets of Company or any of its subsidiaries.

(ii) There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the charter documents of Company or the laws of its jurisdiction of formation that is or would become applicable to Stock Owners as a result of Stock Owners and Company fulfilling their obligations or exercising their rights under this Agreement or the Certificate of Rights and Preferences.

(g) Valid Issuance. When issued to Stock Owners against payment therefor, each Investment Security:

(i) will have been duly and validly authorized, duly and validly issued, fully paid and non-assessable;

(ii) will be free and clear of any security interests, liens, claims or other encumbrances; and

(iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of Company.

(h) Registration and Listing. Company satisfies all continued listing criteria of the Principal Listing Exchange. No present set of facts or circumstances will (with the passage of time or the giving of notice or both or neither) cause any of the Common Stock to be delisted from the Principal Listing Exchange. All of the Common Shares will, when issued, be duly listed and admitted for trading on all of the Markets where shares of Common Stock are traded, including the Principal Listing Exchange.

(i) Proceedings. There is no pending or, to the best knowledge of Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Company or any of its affiliates that would affect the execution by Company of, or the performance by either Company of its obligations under, this Agreement or the Certificate of Rights and Preferences.

(j) Public Filings. Since January 1, 2008, none of Company's or of Seven Arts Pictures plc's ("PLC") filings with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") or under Section 13 or 15(d) of the Exchange Act (each an "SEC Filing"), including the financial statements and schedules of Company or PLC, as applicable, and results of operations and cash flow contained therein, contained any untrue statement of a material

fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading. Since January 1, 2008, there has not been any pending or, to the best knowledge of Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Company, PLC or any of their subsidiaries or affiliates except as disclosed in Company's and PLC's SEC Filings on or before the date immediately prior to and excluding the date hereof, (ii) since the date of Company's or PLC's most recent SEC Filing, there has not been, and Company and PLC are not aware of, any development or condition that is reasonably likely to result in, a Material Adverse Effect, and (iii) Company's and PLC's SEC Filings made before and excluding the Closing Date fully disclose all material information concerning Company, PLC and their subsidiaries (other than the existence and terms of this Agreement).

(k) Exempt Offering. The offer and sale of the Investment Securities to Stock Owners pursuant to this Agreement will, subject to the accuracy of Stock Owners' representations and warranties contained in Section 6 hereof, be made in accordance with an exemption from the registration requirements of the Securities Act and any applicable state law. Neither Company nor any agent on its behalf has solicited or will solicit any offers to buy or has offered to sell or will offer to sell all or any part of the Investment Securities or any other securities to any Person or Persons so as to bring the sale or issuance of the Investment Securities by Company within the registration provisions of the Securities Act.

(l) Capitalization. Immediately following the consummation of the Domestication Transaction and the filing of the Certificate of Rights and Preferences and prior to the Initial Closing Date, the authorized capital stock of Company will consist of fifty million (50,000,000) shares of capital stock, $0.01 par value per share, of which (A) twenty-five million (25,000,000) shares will be designated Common Stock, of which six million six hundred twenty-seven thousand three hundred (6,627,300) shares will be issued and outstanding, (B) two hundred thousand (200,000) shares will be designated Series A and/or Series B Preferred Stock, of which no shares will be will be issued and outstanding, and (C) twenty-four million eight hundred thousand (24,800,000) shares will be undesignated preferred stock, of which no shares will be issued and outstanding. All of the outstanding shares of Common Stock are, and all shares of capital stock which may be issued pursuant to stock options, warrants, preferred stock or other convertible rights will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable, free of any preemptive rights in respect thereof and issued in compliance with all applicable state and federal laws concerning issuance of securities. Except as set forth above or as disclosed in writing in Schedule 4(l) attached hereto, and except for shares of Common Stock or other securities issued upon conversion, exchange, exercise or purchase associated with the securities, options, warrants, rights and other instruments referenced above, no shares of capital stock or other voting securities of Company are outstanding, no equity equivalents, interests in the ownership or earnings of Company or other similar rights are outstanding, and there were no existing options, warrants, calls, subscriptions or other rights or agreements or commitments relating to the capital stock of Company or any of its subsidiaries or obligating Company or any of its subsidiaries to issue, transfer, sell or

redeem any shares of capital stock, or other equity interest in, Company or any of its subsidiaries or obligating Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment.

(m) Insolvency. The sum of Company's assets, both at a fair valuation and at present fair salable value, exceeds its liabilities, including contingent liabilities. Company has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted. Company has not incurred debt, and does not intend to incur debt, beyond its ability to pay such debt as it matures. For purposes of this paragraph, "debt" means any liability on a claim, and "claim" means (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities are computed at the amount, which, in light of all the facts and circumstances existing at the time, represents the amount, which can reasonably be expected to become an actual or matured liability.

(n) Consideration. As of the Closing Date, the consideration that Company is receiving from Stock Owners is equivalent in value to the consideration Stock Owners is receiving from Company pursuant to this Agreement. As of the Closing Date, under the terms of this Agreement, Company is receiving fair consideration from Stock Owners for the agreements, covenants, representations and warranties made by Company to Stock Owners.

(o) Backdating of Options. The exercise price of each option granted by Company has been no less than the fair market value of a share of Common Stock as determined on the date of grant of such Company option. All grants of such options were validly issued and properly approved by the Board of Directors of Company (or a duly authorized committee or subcommittee thereof) in material compliance with all applicable legal requirements and recorded on Company's financial statements in accordance with U.S. generally accepted accounting principles, and no such grants involved any "back dating," "forward dating" or similar practices with respect to the effective date of grant.

(p) Placement Agent's Fees. Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions, in each case payable to third parties retained by Company, relating to or arising out of the offering of the Investment Securities pursuant to this Agreement. Company shall pay, and hold Stock Owners harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the offering of the Investment Securities pursuant to this Agreement.

(q) No Integrated Offering. Neither Company nor any Person acting on their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Investment Securities to be integrated with prior offerings by Company for purposes of the Securities Act or the rules and regulations of FINRA or the Principal Listing Exchange.

(r) Regulatory Permits. Company possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their business. Company is not in material violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to it.

(s) Foreign Corrupt Practices. Neither Company or any of its subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(t) Sarbanes-Oxley Act. Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(u) Transactions With Affiliates. Except as disclosed in Company's and PLC's SEC Filings, and other than the grant of stock options and restricted and non-restricted stock grants disclosed that are required to be publicly disclosed, none of the officers, directors or employees of Company or PLC is presently a party to any transaction with Company required to be disclosed pursuant to Regulation S-K Item 404, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of Company or PLC, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner, which such transaction would be required to be disclosed.

(v) Title to and Sufficiency of Assets. Company owns and has good title, or have a valid leasehold interest in or license to, each of the material assets that are necessary to carry on its business as presently conducted and as presently proposed to be conducted, free and clear of all liens (other than liens described in its SEC Filings).

(w) Insurance. Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged.

(x) Employee Relations. Company is in material compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours.

(y) Intellectual Property Rights. Except as disclosed in Company's and PLC's SEC Filings:

(i) Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, trade secrets and other intellectual property rights ("Intellectual Property Rights") currently used in its business as now conducted or necessary to conduct its business as now conducted or as proposed to be conducted in the future and all such Intellectual Property Rights are, to the knowledge of Company, valid, subsisting and enforceable.

(ii) The operation of the business as currently conducted by Company does not infringe, violate or misappropriate the Intellectual Property Rights of any third party, or constitute an unfair competition or an unfair trade practice under any applicable law, except in each event, where individually or in the aggregate, such infringement, violations, misappropriations or unfair competition or trade practice could not reasonably be expected to result in a Material Adverse Effect on the finances or operations of Company, and Company has not received any written notice from any third party claiming any of the foregoing.

(iii) There is no claim, action or proceeding pending or threatened in writing against Company regarding its Intellectual Property Rights or which would otherwise restrict or materially delay the development, testing, approval, use, distribution or sale of its products (including those under development).

(iv) Company has used commercially reasonable efforts to defend and enforce its Intellectual Property Rights and to its knowledge, no third party is currently infringing, violating or misappropriating any of its Intellectual Property Rights.

(v) Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, including third party confidential information and trade secrets provided to it under a duty of confidentiality or non-disclosure. To Company's knowledge, none of Company's confidential information or trade secrets have been used, disclosed or publicized in any unauthorized manner.

(z) Investment Company. Company is not, and is not an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(aa) Tax Status. Except as would not have a Material Adverse Effect, Company (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

(bb) Internal Accounting and Disclosure Controls. Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 promulgated under the Exchange Act) that are effective in ensuring that information required to be disclosed by it in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by it in the reports that it files or submits under the Exchange Act is accumulated and communicated to its management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

(cc) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by Company in its SEC Filings and is not so disclosed or that otherwise would have a Material Adverse Effect.

(dd) Transfer Taxes. All stock transfer or other taxes (other than income or similar taxes) that are required to be paid in connection with the offering of the Investment Securities will be, or will have been, fully paid or provided for by Company, and all laws imposing such taxes will be or will have been complied with.

(ee) Manipulation of Price. Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of Company to facilitate the offering of Investment Securities pursuant to this Agreement or (ii) sold, bid

for, purchased, or paid any compensation for soliciting purchases for the offering of Investment Securities pursuant to this Agreement.

(ff) Anti-dilution Provisions. There are no anti-dilution provisions under Company's Articles of Incorporation or any agreement to which Company is party or to which any assets of Company are subject. No anti-dilution rights will become effective as a result of Stock Owners and Company fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, as a result of Company's issuance of the Preferred Shares hereunder or the Common Shares or other securities issued upon conversion, exchange, exercise or purchase.

5. Registration Provisions.

(a) Initial Registration. Upon written demand of a majority of Stock Owners, given only once, (the "Demand"), and delivered to Company no earlier than one (1) year after the Closing Date or at any time Company proposes to register and sell shares of Common Stock ("Piggyback"), Company shall provide Stock Owners with a draft registration statement on Form S-1 to be filed by Company with the SEC (together with any amendments and supplements thereto and any replacement registration statement with respect thereto, the "Registration Statement") that covers the resale of all Covered Securities (as defined below) with respect to such Closing Date. Stock Owners shall have the right to approve the description of the selling shareholder, plan of distribution and all other references to Stock Owners and the affiliates contained in each Registration Statement. Company shall, at its own expense, file each Registration Statement including the description, as approved by Stock Owners, of the selling shareholder, plan of distribution and all other references to Stock Owners and the affiliates contained in the Registration Statement, as soon as practicable after such approval by Stock Owners, and in no event later than ten (10) days after the applicable Closing Date. Company shall use its best efforts to cause each Registration Statement to be declared effective by the SEC as soon as practicable. Company shall promptly amend the applicable Registration Statement (or, if necessary, file a new registration statement) at any time that the number of Covered Securities exceeds the number of Common Shares registered on such Registration Statement, so that all such Common Shares shall be registered and freely tradable. "Covered Security" means all Common Stock to be issued on conversion of Preferred Stock. The obligations to file the Registration Statements and maintain the effectiveness of the Registration Statements as provided in this Section 5 are referred to herein as the "Registration Requirement." Company shall not be obligated in the case of a Piggyback Registration Requirement to require any underwriter to actually acquire or resell any Covered Security and makes no representation herein to that effect.

(b) Maintenance of Registration. Company will: (A) keep each Registration Statement effective until the earlier of (x) the later of (i) the second (2nd) anniversary of the issuance of the last Covered Security required to be included in such Registration Statement that may be issued, or (ii) such time as all of the Covered Securities issued or issuable hereunder can be sold by Stock Owners or any of its affiliates immediately without compliance with the registration requirements of the

Securities Act pursuant to Rule 144 under the Securities Act ("Rule 144") and (y) the date all of the Covered Securities issued or issuable shall have been sold by Stock Owners and its affiliates (such later period, the "Registration Period"); (B) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement (as so amended and supplemented from time to time, the "Prospectus") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Covered Securities by Stock Owners or any of its affiliates; (C) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as Stock Owners from time to time may reasonably request; (D) cause all Covered Securities to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by Company are then listed and/or quoted; (E) provide a transfer agent and registrar for all Covered Securities and a CUSIP number for all Covered Securities; (F) otherwise comply with all applicable rules and regulations of the SEC, the Principal Listing Exchange and any other Market on which the Covered Securities are obligated to be listed and/or quoted under this Agreement; and (G) file the documents required of Company and otherwise obtain and maintain requisite blue sky clearance in (x) all jurisdictions in which any of the shares of Common Stock were originally sold and (y) all other states specified in writing by Stock Owners, provided, however, that as to this clause (y), Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

(c) Prospectus Delivery. Company shall furnish to Stock Owners upon request a reasonable number of copies of the applicable Prospectus and any supplement to or amendment of such Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Covered Securities by Stock Owners or any of its affiliates pursuant to any Registration Statement.

(d) Rule 144 and S-3 Availability. With a view to making available to Stock Owners and their affiliates the benefits of Rule 144 and Form S-3 under the Securities Act, Company covenants and agrees to: (A) make and keep available adequate current public information (within the meaning of Rule 144) concerning Company, until the earlier of (x) the second (2nd) anniversary of the issuance of the last Covered Security to be issued and (y) such date as all of the Covered Securities shall have been resold by Stock Owners or any of its affiliates; and (B) furnish to Stock Owners upon request, as long as Stock Owners owns any Covered Securities, (x) a written statement by Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of Company, and (z) such other information as may be reasonably requested in order to avail Stock Owners and the affiliates of Rule 144 or Form S-3 with respect to such Covered Securities.

(e) Blackout Periods. Notwithstanding anything else in this Section 5, if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Covered Security, Company determines in good faith and upon the advice of its outside counsel that a development occurred or a condition existed prior to effectiveness of any Registration Statement as a result of which such Registration

Statement or the applicable Prospectus contains a material misstatement or omission, or that a material transaction in which Company is engaged or proposes to engage would require an immediate amendment to such Registration Statement, a supplement to such Prospectus, or a filing under the Exchange Act or other public disclosure of material information and the disclosure of such transaction would be premature or injurious to the consummation of the transaction, Company will immediately notify Stock Owners thereof by telephone and in writing. Upon receipt of such notification, Stock Owners and its affiliates will immediately suspend all offers and sales of any Covered Security pursuant to such Registration Statement. In such event, Company will amend or supplement such Registration Statement and the applicable Prospectus or make such filings or public disclosures as promptly as practicable and will take such other steps as may be required to permit sales of the Covered Securities thereunder by the affiliates in accordance with applicable federal and state securities laws. Company will promptly notify Stock Owners after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of such Registration Statement and the applicable Prospectus (as so amended or supplemented, if applicable) to Stock Owners in accordance with paragraphs (b) and (c) of this Section 5. Notwithstanding the foregoing, (A) under no circumstances shall Company be entitled to exercise its right to suspend sales of any Covered Securities as provided in this Section 5(e)5(f) and pursuant to any Registration Statement more than twice in any twelve (12) month period, (B) the period during which such sales may be suspended (each a "Blackout Period") at any time shall not exceed thirty (30) calendar days, and (C) no Blackout Period may commence less than thirty (30) calendar days after the end of the preceding Blackout Period.

6. Representations and Warranties of Stock Owners. Stock Owners hereby represents and warrants to Company on the date hereof and on the Closing Date:

(a) Incorporation. BJM has been duly incorporated and validly exists under the laws of Nevada.

(b) Authorization, Execution and Delivery. The execution, delivery and performance of this Agreement by BJM and each Stock Owners have been duly authorized by all requisite corporate action and no further consent or authorization of BJM, its Board of Directors or its shareholders is required. This Agreement has been duly executed and delivered by BJM and each Stock Owners and, when duly authorized, executed and delivered to Company, will be a valid and binding agreement enforceable against BJM and each Stock Owners in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

(c) No Endorsement. Stock Owners understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Investment Securities.

(d) Accredited Investor. Each Stock Owners is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

(e) No Distribution. Each Stock Owners is purchasing the Investment Securities for its own account for investment only and not with a view to, or for resale in connection with, the public sale or distribution thereof in the United States, except pursuant to sales registered under the Securities Act or an exemption therefrom.

(f) Registration Exemption. Each Stock Owners understands that the Investment Securities are being or will be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Company is relying on the truth and accuracy of, and Stock Owners' compliance with, the representations, warranties, agreements, acknowledgments and understandings of Stock Owners set forth herein in order to determine the availability of such exemptions and the eligibility of Stock Owners to acquire the Investment Securities.

(g) Financial Statements. The balance sheet of BJM as of the date hereof and the Closing Date is true and correct in all respects, including all liabilities and debts (whether contingent or uncontingent) to which BJM or its assets may be subject and fairly presents the assets and liabilities of BJM.

(h) Valid Issuance. When transferred to Company against payment therefor, all Capital Stock:

(i) will have been duly and validly authorized, duly and validly issued, fully paid and non-assessable;

(ii) will be free and clear of any security interests, liens, claims or other encumbrances; and

(i) Capitalization. Immediately following the consummation of the Domestication Transaction and the filing of the Certificate of Rights and Preferences and prior to the Initial Closing Date, the authorized capital stock of BJM will consist of [TBC]. All shares of Capital Stock which may be issued pursuant to stock options, warrants, preferred stock or other convertible rights will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable, free of any preemptive rights in respect thereof and issued in compliance with all applicable state and federal laws concerning issuance of securities. No shares of capital stock or other voting securities of BJM are outstanding, no equity equivalents, interests in the ownership or earnings of BJM or other similar rights are outstanding, and there were no existing options, warrants, calls, subscriptions or other rights or agreements or commitments relating to the Capital Stock of BJM or any of its subsidiaries or obligating BJM or any of its subsidiaries to issue, transfer, sell or redeem any shares of capital stock, or other equity interest in, BJM or any of its subsidiaries or obligating BJM or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of BJM.

(j) Contracts. There shall be no contracts to which BJM is a party or equivalent equitable or legal rights or obligation binding BJM or its assets except as set forth on Schedule 6(j) attached hereto, including without limitation any employment, consulting or service contracts of any kind or nature.

(k) Title to and Sufficiency of Assets. BJM owns and has good title, or have a valid leasehold interest in or license to, each of the material assets that are necessary to carry on its business as presently conducted and as presently proposed to be conducted, free and clear of all liens, claims or encumbrances, except as set forth in Schedule 6(j).

(l) Intellectual Property Rights.

(i) BJM owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, trade secrets and other intellectual property rights ("Intellectual Property Rights") currently used in its business as now conducted or necessary to conduct its business as now conducted or as proposed to be conducted in the future and all such Intellectual Property Rights are, to the knowledge of BJM, valid, subsisting and enforceable.

(ii) The operation of the business as currently conducted by BJM does not infringe, violate or misappropriate the Intellectual Property Rights of any third party, or constitute an unfair competition or an unfair trade practice under any applicable law, except in each event, where individually or in the aggregate, such infringement, violations, misappropriations or unfair competition or trade practice could not reasonably be expected to result in a Material Adverse Effect on the finances or operations of BJM, and BJM has not received any written notice from any third party claiming any of the foregoing.

(iii) There is no claim, action or proceeding pending or threatened in writing against BJM regarding its Intellectual Property Rights or which would otherwise restrict or materially delay the development, testing, approval, use, distribution or sale of its products (including those under development).

(iv) BJM has used commercially reasonable efforts to defend and enforce its Intellectual Property Rights and to its knowledge, no third party is currently infringing, violating or misappropriating any of its Intellectual Property Rights.

(v) BJM has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, including third party confidential information and trade secrets provided to it under a duty of confidentiality or non-disclosure. To BJM's knowledge, none of BJM's confidential information or trade secrets have been used, disclosed or publicized in any unauthorized manner.

(m) Tax Status. Except as would not have a Material Adverse Effect, BJM (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

7. Management.

(a) Stock Owners shall designate two directors of Company, with one director being independent, to supplement existing directors of Company as defined by NASDAQ "Independent"), so that a majority of Company directors shall be Independent.

(b) Stock Owners shall appoint the initial chief executive officer and chief financial officer of BJM at closing.

(c) The management of BJM shall report to the Chief Executive Officer of Company and its Board of Directors and shall prepare quarterly and annual budgets, which shall be presented to Company's Chief Executive Office and Board of Directors on a quarterly basis.

(d) BJM shall enter into a Consulting Agreement at Closing with JS in the form of Annex D.

8. Termination.

(a) Termination Events. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(i) by mutual written consent of the parties;

(ii) by Stock Owners, in the event of a breach by Company of any material representation, warranty, covenant or other agreement of Company contained in this Agreement;

(iii) by Company, in the event of a breach by Stock Owners of any representation, warranty, covenant or other agreement of Stock Owners contained in this Agreement;

(iv) by Company, if the Closing shall not have been consummated on or prior to October 30, 2011 (the "Outside Date"); or

(v) by any party if any governmental agency or body shall have issued an order, decree or ruling or taken any other action enjoining, restraining or otherwise prohibiting or hindering the transactions contemplated hereby.

(b) Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6(a) hereof, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of any party or, to the extent applicable, their respective officers, directors, fiduciaries or equity holders, except for any liability of any party for any breach of this Agreement prior to such termination and the provisions of Sections 11, 12 and 13.

9. Legend. Subject to Section 5, Stock Owners understand that the certificates or other instruments representing the Investment Securities shall bear a restrictive legend composed of exactly the following words (and a stop transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR (2) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT.

The legend set forth above shall be removed and Company shall issue a certificate without such legend to any holder of Investment Securities if, unless otherwise required by state securities laws, such shares are or can be sold pursuant to an effective Registration Statement under the Securities Act, Rule 144 or another applicable exemption from registration.

10. Fees and Expenses. Each of Stock Owners, on the one hand, and Company, on the other hand, agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to the fees, expenses and disbursements of such party's counsel, except as is otherwise expressly provided in this Agreement. Notwithstanding the foregoing, Company shall pay all fees and expenses associated with the Registration Statement and any Prospectus, including, without limitation, all fees and expenses associated with any SEC or FINRA filing, if applicable.

11. Indemnification.

(a) Indemnification of Stock Owners. Company hereby agrees to indemnify each of Stock Owners and each of the agents and attorneys of any of the foregoing Persons (each a "Stock Owners Indemnified Party") against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees and expenses incurred by such Stock Owners Indemnified Party in investigating or defending any such proceeding or potential proceeding and regardless of whether the foregoing results from a third party claim or otherwise) (all of the foregoing, including associated costs and expenses being referred to herein as a "Proceeding"), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

(i) any untrue or alleged untrue statement of a material fact in a SEC Filing by Company or any of its affiliates or any Person acting on its or their behalf or omission or alleged omission to state therein any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Company or any of its affiliates or any Person acting on its or their behalf;

(ii) any of the representations or warranties made by Company herein being untrue or incorrect at the time such representation or warranty was made; and

(iii) any breach or non-performance by Company of any of its covenants, agreements or obligations under, this Agreement and the Certificate of Rights and Preferences;

provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of, or is based upon, the gross negligence or willful misconduct of Stock Owners in connection therewith.

(b) Indemnification of Company. Stock Owners hereby jointly and severally agree to indemnify Company and each of its officers, directors, employees, consultants, agents, attorneys, accountants and affiliates and each Person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing Persons against any Proceeding, that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

(i) any untrue or alleged untrue statement of a material fact included in an SEC filing by Company with the express written consent of any Stock Owner or any of his or her affiliates or any Person acting on his or her behalf or omission or alleged omission to state any such material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Stock Owners or any of their affiliates or any Person acting on its or their behalf;

(ii) any of the representations or warranties made by Stock Owners herein being untrue or incorrect at the time such representation or warranty was made; and

(iii) any breach or non-performance by any Stock Owner of any of its covenants, agreements or obligations under this Agreement;

provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of, or is based upon, the gross negligence or willful misconduct of Company in connection therewith.

(c) Conduct of Claims.

(i) Whenever a claim for indemnification shall arise under this Section 11 as a result of a third party claim, the party seeking indemnification (the "Indemnified Party"), shall notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail; provided, that the Indemnified Party shall not be foreclosed by any failure to provide timely notice of the existence of a third party claim to the Indemnifying Party except to the extent that the Indemnifying Party has been materially prejudiced as a direct result of such delay;

(ii) Such Indemnifying Party shall have the right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

(iii) No Indemnifying Party shall, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 13 unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

12. Survival of the Representations, Warranties, etc. The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall survive the Closing and the Issuance of Common Shares or redemption of shares of Series B Preferred Stock pursuant to the Certificate of Rights and Preferences or otherwise pursuant to this Agreement and remain in full force and effect until the later of (i) the third (3rd) anniversary of such Closing or such Issuance and (ii) the first (1st) anniversary of a Change of Control, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or Person controlling or under common control with, such party and will survive delivery of and payment for any Investment Securities issuable hereunder or thereunder, and even if a party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of the applicable Closing or issuance.

13. Notices. All communications hereunder shall be in writing and delivered as set forth below.

(a) If sent to Stock Owners, all communications will be deemed delivered: if delivered by hand, on the day received by Stock Owners; if sent by reputable overnight courier, on the next Business Day; and if transmitted by facsimile to Stock Owners, on the date transmitted (provided such facsimile is later confirmed), in each case to the following address (unless otherwise notified in writing of a substitute address):

Jake Shapiro
Big Jake Music
61 West 62nd Street
Suite 23F
New York, NY 10023

with a copy to (which copy shall not constitute notice):

Mitchell Lampert, Esq.
Meister Seelig & Fein LLP
140 East 45th Street
New York, New York 10017
Tele. (Direct Dial): 212-655-3575
Tele. (Main): 212-655-3500
Cell Phone: 646-285-1215
Fax: 646-539-3675
Email: mll@msf-law.com

(b) If sent to Company, all communications will be deemed delivered: if delivered by hand, on the day received by Company; if sent by reputable overnight courier, on the next Business Day; if transmitted by facsimile to Company, on the date transmitted (provided such facsimile is later confirmed); and if transmitted by email to Company, on the date transmitted, in each case to the following address (unless otherwise notified in writing of a substitute address):

Seven Arts Entertainment Inc.
1801 Century Park East
Suite 1830
Los Angeles, CA 90067
Attention: Peter Hoffman
Telephone: (323) 372-3080
Facsimile: (323) 372-3088
Email: phoffman@7artspictures.com

with a copy to (which copy shall not constitute notice):

Baker & Hostetler LLP
600 Anton Boulevard, Suite 900
Costa Mesa, CA 92626-7221

Attention:	Randolf Katz, Esq.
Telephone:	(714) 966-8807
Facsimile:	(714) 966-8802
Email:	rwkatz@bakerlaw.com

All notices delivered by Stock Owners pursuant to this Agreement or the Certificate of Rights and Preferences shall be deemed effective automatically on the date of delivery.

14. Miscellaneous.

(a) Counterparts. The parties may execute and deliver this Agreement as a single document or in any number of counterparts, manually, by facsimile or by other electronic means, including contemporaneous photocopy or electronic reproduction by each party's respective attorneys. Each counterpart shall be an original, but a single document or all counterparts together shall constitute one instrument that shall be the agreement.

(b) Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns and, with respect to Section 11 hereof, will inure to the benefit of their respective officers, directors, employees, consultants, agents, attorneys, accountants and affiliates and each Person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing Persons, and no other Person will have any right or obligation hereunder. Company may not assign this Agreement. Notwithstanding anything to the contrary in this Agreement, any Stock Owner may assign, pledge, hypothecate or transfer any of the rights and associated obligations contemplated by this Agreement (including, but not limited to, the Investment Securities) and the Certificate of Rights and Preferences, in whole or in part, at its sole discretion (including, but not limited to, assignments, pledges, hypothecations and transfers in connection with financing, derivative or hedging transactions with respect to this Agreement and the Investment Securities), provided, that, any such assignment, pledge, hypothecation or transfer must comply with applicable federal and state securities laws. No Person acquiring Common Stock from any Stock Owner pursuant to a public market purchase will thereby obtain any of the rights contained in this Agreement. This Agreement and the Certificate of Rights and Preferences constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and thereof. Except as provided in this Section 14(b), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. Nothing in this Agreement shall prohibit any Stock Owner or any of his or her affiliates from engaging in any transaction in any stock index, portfolio or derivative of which Common Stock is a component.

(c) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, and each of the parties hereto hereby submits to the exclusive jurisdiction of any state or federal court in the Central District of California and any court hearing any appeal

therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement (a "Related Proceeding"). Each of the parties hereto also agrees not to bring any Related Proceeding in any other court. Each of the parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

(d) Construction. Each party represents and acknowledges that, in the negotiation and drafting of this Agreement and the other instruments and documents required or contemplated hereby, it has been represented by and relied upon the advice of counsel of its choice. Each party hereby affirms that its counsel has had a substantial role in the drafting and negotiation of this Agreement and such other instruments and documents. Therefore, each party agrees that no rule of construction to the effect that any ambiguities are to be resolved against the drafter shall be employed in the interpretation of this Agreement and such other instruments and documents. The parties intend that each representation, warranty, covenant and investment right contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

(e) Specific Enforcement. The parties stipulate that the remedies at law of the parties hereto in the event of any default or threatened default by any party in the performance of or compliance with any of the terms of this Agreement and the Certificate of Rights and Preferences are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise. In particular, the parties acknowledge that the business of Company is unique and recognize and affirm that in the event Company breaches this Agreement, money damages would be inadequate and Stock Owners would have no adequate remedy at law, so that Stock Owners shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and Company's obligations hereunder not only by action for damages but also by action for specific performance, injunctive, and/or other equitable relief.

(f) Remedies Cumulative. Any and all remedies set forth in this Agreement and the Certificate of Rights and Preferences: (i) shall be in addition to any and all other remedies the parties may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as each of the parties may elect. The exercise of any remedy by any party shall not be deemed an election of remedies or preclude such party from exercising any other remedies in the future. The prevailing party in any Related Proceeding shall be entitled to recover his or its reasonable attorneys' fees and costs (including experts' and witness fees and costs) from the unsuccessful party.

(g) Obligations. Each party agrees that the parties have negotiated in good faith and at arms' length concerning the transactions contemplated herein, and that another party would not have agreed to the terms of this Agreement without each and every of the terms, conditions, protections and remedies provided herein and in the Certificate of Rights and Preferences.

(h) Amendments. This Agreement may be amended, modified or supplemented in any and all respects, but only by a written instrument signed by the parties expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

(i) Further Assurances. Each of the parties will cooperate with the other and use its best efforts to prepare all necessary documentation, to effect all necessary filings, and to obtain all necessary permits, consents, approvals and authorizations of all governmental bodies and other third-parties necessary to consummate the transactions contemplated by this Agreement.

(j) Interpretation. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender and neuter gender of such term; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. generally accepted accounting principles; (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require; (iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions; (v) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; (vi) the term "include" or "including" shall mean without limitation; (vii) the table of contents to this Agreement and all section titles or captions contained in this Agreement or in any Schedule or Exhibit annexed hereto or referred to herein are for convenience only and shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement; (viii) any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statues and references to all attachments thereto and instruments incorporated therein; and (ix) references to a Person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

(k) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. If the final judgment of a court of competent jurisdiction or other authority

declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(l) Time of Essence. Time shall be of the essence in this Agreement.

(m) Currency. All dollar ($) amounts set forth herein and in the Certificate of Rights and Preferences refer to United States dollars. All payments hereunder and thereunder will be made in lawful currency of the United States of America.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.

SEVEN ARTS ENTERTAINMENT INC.

By: ______________________
Name: Peter Hoffman
Title: CEO

STOCK OWNERS

By: ______________________
Name: ______________________
Number of Shares of Capital Stock: ______

STOCK OWNERS

By: ______________________
Name: ______________________
Number of Shares of Capital Stock: ______

STOCK OWNERS

By: ______________________
Name: ______________________
Number of Shares of Capital Stock: ______

STOCK OWNERS

By: ______________________
Name: ______________________
Number of Shares of Capital Stock: ______

SIGNATURE PAGE TO AGREEMENT